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Filed Pursuant to Rule 424(b)(5) Registration No. 333-158065

CALCULATION OF REGISTRATION FEE

Class of securities offered	Aggregate offering price	Amount of registration fee

Perpetual Subordinated Capital Securities	$3,800,000,000	$270,940(1)

(1)
The filing fee of $270,940 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To prospectus dated April 16, 2010)

$3,400,000,000

HSBC

HSBC HOLDINGS PLC

8.00% Perpetual Subordinated Capital Securities Exchangeable at the Issuer's Option into Non-Cumulative Dollar Preference Shares, Series 2

          We are offering $3,400,000,000 principal amount of Perpetual Subordinated Capital Securities, Series 2, or Capital Securities. The Capital Securities will be issued pursuant to an indenture dated as of April 8, 2008, as described herein. HSBC Holdings plc will pay interest in arrears on the Capital Securities on March 15, June 15, September 15 and December 15 of each year, at a rate of 8.00% per annum beginning on September 15, 2010. Coupon payments on the Capital Securities may be deferred at our discretion as described under "Description of the Capital Securities—Deferred Coupon Payments" in this prospectus supplement. Any deferred coupon payments may be paid only through the Alternative Coupon Satisfaction Mechanism described herein. Deferred coupon payments will be satisfied upon a redemption, variation or exchange of the Capital Securities only in accordance with the Alternative Coupon Satisfaction Mechanism, except upon our winding up or in the case of a Definitive Suspension.

          The Capital Securities have no fixed maturity date. At our option, however, we may redeem the Capital Securities at any time on or after December 15, 2015 at their principal amount together with any accrued and unpaid coupon payments, including any deferred coupon payments, subject to our obligation to make payment of any deferred coupon payments only through the Alternative Coupon Satisfaction Mechanism. We may also redeem the Capital Securities at any time in the event of a change in certain U.K. regulatory requirements or for certain tax reasons as described under "Description of the Capital Securities—Redemption".

          We may exchange the Capital Securities in whole (but not in part), at our option, for Preference Shares, as defined herein, issued by us, on any coupon payment date. The Preference Shares that we may issue upon exchange of the Capital Securities will be preference shares with a liquidation preference equal to $25.00 per share paying non-cumulative preferential dividends quarterly in arrears, if declared, of 8.00% of the liquidation preference per annum.

          Application will be made to list the Capital Securities on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days of the initial delivery of the Capital Securities. If we decide to exchange the Capital Securities for Preference Shares, we will undertake to obtain a listing of the Preference Shares (in the form of ADSs evidenced by ADRs) on the New York Stock Exchange, if either the Capital Securities or our ordinary shares are then listed on the New York Stock Exchange, otherwise on any other internationally recognized stock exchange.

          Investing in the Capital Securities or Preference Shares involves certain risks. See "Risk Factors" beginning on Page S-11.

PRICE: $25 PER CAPITAL SECURITY

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

	Per Security	Total
Public Offering Price(1)	$25.0000	$3,400,000,000
Underwriting Discount(2)	$0.7875	$89,239,044
Proceeds to us (before expenses)	$24.2125	$3,310,760,956

(1)
Plus accrued coupon payment, if any, from June 24, 2010.

(2)
For sales to certain institutions, the underwriting discount will be $0.5000 per Capital Security.

          The underwriters may also purchase up to an additional $400,000,000 principal amount of Capital Securities at the public offering price within 30 days of this prospectus supplement to cover over-allotments, if any. We may use this prospectus supplement and the attached prospectus in the initial sale of the Capital Securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the attached prospectus in a market-making transaction in any of these Capital Securities after their initial sale. In connection with any use of this prospectus supplement and the attached prospectus by HSBC Securities (USA) Inc. or another of our affiliates, this prospectus supplement and the attached prospectus is being used in a market-making transaction unless we or our agent informs you otherwise in the confirmation of sale.

          The underwriters expect to deliver the Capital Securities to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. on or about June 24, 2010.

HSBC Sole Structuring Advisor	Citi	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities Physical Bookrunner

RBC Capital Markets
BNP PARIBAS		Credit Suisse
Goldman, Sachs & Co.	J.P. Morgan	RBS

The date of this prospectus supplement is June 17, 2010

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, the attached prospectus and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the attached prospectus and in any related free-writing prospectus we prepare or authorize, as well as information we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The distribution of this prospectus supplement and the attached prospectus and the offering of the Capital Securities in certain jurisdictions may be restricted by law. This prospectus supplement and the attached prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Capital Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        FOR NEW HAMPSHIRE RESIDENTS ONLY: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

        There are certain restrictions on the distribution of this prospectus supplement and the attached prospectus, as set out in "Plan of Distribution (Conflicts of Interest)".

        In connection with the issue of the Capital Securities, Wells Fargo Securities, LLC or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Capital Securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on Wells Fargo Securities, LLC or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any Capital Securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        To the extent that the offer of Capital Securities is made in a Member State of the European Economic Area that has implemented Directive 2003/71/EC (together with any applicable implementing measures in any Member State, the "Prospectus Directive") before publication of a prospectus in relation to the Capital Securities which has been approved by the competent authority in that Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and ratified to the competent authority in that Member States in accordance with the Prospectus Directive), the offer (including any offer pursuant to this prospectus supplement and the attached prospectus) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

        As used in this prospectus supplement and the attached prospectus, the terms "HSBC," "we," "us" and "our" refer to HSBC Holdings plc. "HSBC Group" and "Group" mean HSBC together with its subsidiary undertakings.

Presentation of Financial Information

        Our consolidated Group financial statements and the separate financial statements of HSBC have been prepared in accordance with International Financial Reporting Standards ("IFRSs"), as endorsed by the European Union ("EU"). EU-endorsed IFRSs may differ from IFRSs as issued by the International Accounting Standards Board ("IASB"), if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At December 31, 2009, there were no unendorsed standards effective for the year ended December 31, 2009 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC's financial statements for the year ended December 31, 2009 are prepared in accordance with IFRSs as issued by the IASB.

        Unless otherwise stated, the information presented in this document has been prepared in accordance with IFRSs. See "Where You Can Obtain More Information About Us." HSBC uses the US dollar as its presentation currency because the US dollar and currencies linked to it form the major currency bloc in which HSBC transacts its business.

Currency

        In this prospectus supplement, all references to (i) "US dollars," "US$," "dollars" or "$" are to the lawful currency of the United States of America, (ii) "euro" or "€" are to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) "sterling," "pounds sterling" or "£" are to the lawful currency of the United Kingdom, (iv) "Hong Kong dollars" or "HK$" are to the lawful currency of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong SAR"), (v) "BRL" is to the lawful currency of the Federative Republic of Brazil, and (vi) "CAD" is to the lawful currency of Canada.

 LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT
AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the attached prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the attached prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as believes, expects, estimate, may, intends, plan, will, should or anticipates or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC's business, is contained in HSBC's Annual Report on Form 20-F for the year ended December 31, 2009 filed with the SEC.

 WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT US

        We have filed with the SEC a registration statement (the "Registration Statement") on Form F-3 (No. 333-158065) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Capital Securities offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the attached prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Capital Securities, please refer to the Registration Statement, including its exhibits and the financial statements, Capital Securities and schedules filed as a part thereof. Statements contained in this prospectus supplement and the attached prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC's internet site at http://www.sec.gov.

        We are "incorporating by reference" in this prospectus supplement and the attached prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the attached prospectus. We incorporate by reference in this prospectus supplement and the attached prospectus our Annual Report on Form 20-F for the year ended December 31, 2009.

        In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to the extent expressly stated therein, certain Reports on Form 6-K furnished by us after the date of this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement and the attached prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the attached prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the attached prospectus and to be a part hereof from the date of filing of such document.

        You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

  Group Company Secretary
  HSBC Holdings plc
  8 Canada Square
  London E14 5HQ
  United Kingdom
  Tel: +44-20-7991-8888

  HSBC Holdings plc
  c/o HSBC Bank USA, National Association
  452 Fifth Avenue
  New York, New York, 10018
  Attn: Investor Affairs
  Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

        The following summary highlights information contained elsewhere in this prospectus supplement and the attached prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the attached prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in "Description of the Capital Securities" included in this prospectus supplement beginning on page S-28 have the same meaning when used in this summary.

Issuer	HSBC Holdings plc
Securities Offered
8.00% Perpetual Subordinated Capital Securities, Series 2 in an aggregate principal amount of $3,400,000,000, which we refer to as the Capital Securities. We may exchange the Capital Securities in whole (but not in part), at our option, for Preference Shares issued by us, on any Coupon Payment Date.
Interest	Interest on the Capital Securities will be payable quarterly at a rate of 8.00% per annum.
Coupon Payment Date	Unless we elect to defer payment, interest on the Capital Securities will be payable in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2010.
Deferred Coupon Payment
We may elect to defer any Coupon Payment. If we elect to defer a Coupon Payment, we will give not less than 30 days' nor more than 60 days' notice of such election to the Trustee, the principal paying agent and the holders of the Capital Securities.

Any Coupon Payment in respect of the Capital Securities that is not paid will (other than in the event of our winding up), to the extent it remains unpaid, constitute a "Deferred Coupon Payment". Except in the limited circumstances of a Market Disruption Event, no interest will accrue on any Deferred Coupon Payment. We are permitted to satisfy our obligation to make Deferred Coupon Payments only in accordance with the Alternative Coupon Satisfaction Mechanism except (i) in the case of our winding up, in which case any Deferred Coupon Payment will be payable by the liquidator in the same manner and with the same ranking as the principal on the related Capital Securities or (ii) in the case of a Definitive Suspension.
Dividend and Capital Restriction
Following any Coupon Payment Date on which we do not make payment in full of the Coupon Payments to be paid on such date, we will not (a) declare or pay dividends, distributions or other similar periodic payments in respect of any Junior Securities (other than a dividend declared by us with respect to our ordinary shares prior to the date on which we give notice to defer such Coupon Payment) or (b) repurchase, redeem or otherwise acquire any Junior Security or Parity Security, in each case unless and until (i) an amount equal to the Coupon Payments otherwise due and payable on the next succeeding Coupon Payment Date on all outstanding Capital Securities on such date is paid in full or duly set aside or provided for in full for the benefit of the holders, or (ii) if earlier, all outstanding Deferred Coupon Payments are satisfied in full using the Alternative Coupon Satisfaction Mechanism.

In addition, if we elect to make any periodic payment on any Parity Securities, which provide for our discretion with respect to such periodic payments, we will be required to settle all outstanding Deferred Coupon Payments in accordance with the Alternative Coupon Satisfaction Mechanism.
Solvency Condition
Our obligation to make any payment of principal, Coupon Payments in cash and Deferred Coupon Payments through the Alternative Coupon Satisfaction Mechanism, whether prior or subsequent to the commencement of our winding up, is conditional upon us being able to make such payment and remain Solvent immediately thereafter. No such payment in respect of any Capital Securities which would otherwise fall due for payment while we are unable to satisfy the Solvency Condition will fall so due and any such payment which would otherwise be a Coupon Payment will constitute a Deferred Coupon Payment.
Optional and Special Event Redemption
The Capital Securities are perpetual securities and have no fixed maturity date and are not redeemable at the option of the holders at any time. We may redeem the Capital Securities, in whole or in part, at our option, at any time on or after December 15, 2015 or in whole (but not in part) at our option at any time upon the occurrence of a Tax Event or a Regulatory Event. See "Risk Factors—Risks Relating to the Capital Securities—We may redeem the Capital Securities and the Preference Shares at any time for certain tax or regulatory reasons. More generally, we may redeem the Capital Securities at our option on or after December 15, 2015 and the Preference Shares at our option after the first call date with respect to the Preference Shares." In each case, the redemption price will be equal to their principal amount together with any accrued and unpaid Coupon Payments to the Capital Security Redemption Date and the aggregate amount of any Deferred Coupon Payments, subject to our obligation to make payment of Deferred Coupon Payments only through the Alternative Coupon Satisfaction Mechanism.
Alternative Coupon Satisfaction Mechanism
We are permitted to satisfy our obligation to make any Deferred Coupon Payment only in accordance with the Alternative Coupon Satisfaction Mechanism described under "Description of the Capital Securities—Alternative Coupon Satisfaction Mechanism" on pages S-38 to S-42 of this prospectus supplement except in case of our winding up or a Definitive Suspension. In any such case, the Calculation Agent will calculate in advance the number of ACSM Securities to be issued in order to enable us to raise the full amount of Deferred Coupon Payments to be satisfied on the relevant ACSM Payment Date. You will receive all payments in respect of the Capital Securities in cash.

Variation	If a Tax Event or a Regulatory Event has occurred and is continuing, we may, subject to certain conditions described under "Description of the Capital Securities—Redemption—Variation Instead of Redemption" on page S-31 of this prospectus supplement, and having given not less than 30 days' nor more than 60 days' notice to the Trustee, the principal paying agent and the holders of the Capital Securities, vary the terms of the Capital Securities without the consent of any holder of the Capital Securities so that they remain Qualifying Securities.
Exchange Option
Subject to certain conditions described herein, we may exchange the Capital Securities in whole (but not in part), at our option, for Preference Shares issued by us, on any Coupon Payment Date upon giving not less than 30 days' nor more than 60 days' notice.
Preference Shares
Each series of Perpetual Non-Cumulative Preference Shares, or Preference Shares, issued upon exchange of Capital Securities will constitute a separate series of our non-cumulative dollar denominated preference shares.

If we do not declare a dividend on any dividend payment date, holders of the Preference Shares will have no claim in respect of non-payment and we will have no obligation to pay such dividend or part thereof or interest thereon.
The Preference Shares will be represented by American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, or ADRs. Each ADR will represent a specified number of Preference Shares.

The Preference Shares will rank pari passu as to return of assets on a winding up with any class or classes of preference shares from time to time issued by us which have a preferential right to a return of assets in the winding up over, and so ahead of, the holders of all other classes of issued shares for the time being in our capital (and thus pari passu with (x) HSBC Holdings plc 6.20% Non-Cumulative Dollar Preference Shares—Series A issued in 2005, (y) the HSBC Holdings plc 8.125% Perpetual Subordinated Capital Securities issued in 2008 and (z) the Parity Guarantees), but junior to the claims of the Senior Creditors.

Non-cumulative preferential dividends on the Preference Shares will be payable if declared by our board of directors. If declared, any such dividend will amount to 8.00% of the liquidation preference per annum, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on the first such date occurring after the relevant Exchange Date.

The first call date with respect to any Preference Shares issued in exchange for the Capital Securities will not be earlier than December 15, 2015, other than upon the occurrence of certain adverse changes to tax and/or regulatory treatment of such Preference Shares.
The Preference Shares will be issued at a nominal value of US$0.01 per share and a premium of US$24.99 per share, with both such amounts being subscribed and fully paid.
Payment of additional amounts	We will pay additional amounts in respect of the Capital Securities described under "Description of the Capital Securities—Additional Amounts" on page S-37 of this prospectus supplement.
Subordination
The rights of holders of the Capital Securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to or pari passu with the Capital Securities as further described under "Description of the Capital Securities—Subordination" on pages S-34 and S-35 of this prospectus supplement.
Form of Capital Securities
The Capital Securities will be issued in global bearer form without coupons attached and be deposited with The Bank of New York Mellon, as the book-entry depositary. The book-entry depositary will hold the global capital security for the benefit of The Depository Trust Company, which will operate a book-entry system for transfers of interests in the global capital security.
Trading through DTC, Clearstream, Luxembourg and Euroclear
Initial settlement for the Capital Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg ("Clearstream, Luxembourg") customers and/or Euroclear Bank S.A./N.V. ("Euroclear") participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application will be made to list the Capital Securities on the New York Stock Exchange in accordance with its rules. If we decide to exchange the Capital Securities for Preference Shares, upon our giving notice of such exchange, we will undertake to obtain a listing of the Preference Shares (in the form of ADSs evidenced by ADRs) on the New York Stock Exchange if (i) either the Capital Securities immediately prior to such exchange or (ii) our ordinary shares at the time of such exchange are listed on the New York Stock Exchange, otherwise on any other internationally recognized stock exchange.
Sinking fund	There is no sinking fund for the Capital Securities.
Trustee	We will issue the Capital Securities under an indenture with The Bank of New York Mellon, as trustee, dated April 8, 2008, which is referred to on pages 9 and 10 of the attached prospectus.
Use of proceeds	We will use the net proceeds from the sale of the Capital Securities to support our development and to strengthen further our capital base.
Conflicts of Interest
HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings plc, and, as such, the offering is being conducted in compliance with the NASD Rule 2720, as administered by the Financial Industry Regulatory Authority ("FINRA").
Governing law and jurisdiction
The indenture and the Capital Securities will be governed by New York law, except that the subordination provisions of the indenture and the Capital Securities will be governed by and construed in accordance with the laws of England and Wales. Any legal proceedings arising out of or based upon the indenture or the Capital Securities may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

RISK FACTORS

        Terms which are defined in "Description of Capital Securities" included in this prospectus supplement beginning on page S-28 have the same meaning when used in this section.

Risks Relating to HSBC's Business

Current economic and market conditions may adversely affect HSBC's results.

        HSBC's earnings are affected by global and local economic and market conditions. The dislocation in financial markets which began in August 2007 put financial institutions under considerable pressure. Market turbulence was accompanied by recessionary conditions in developed economies and a slowdown in emerging countries, with serious adverse consequences for asset values, employment, consumer confidence and levels of economic activity. The global economy entered the most severe downturn for 80 years in 2008.

        Governments and central banks took concerted action to make substantial funds and deposit guarantees available to boost liquidity and confidence in their financial systems, stimulate lending and support institutions which were judged to be at risk of failing. In addition, governments extended fiscal stimulus programs and central banks reduced interest rates. As a consequence, conditions eased in 2009 and most leading developed economies began to emerge from recession, although the pace and depth of recovery was uneven across economies and asset markets. The financial services industry continued to face an unusually high degree of uncertainty.

        Despite some evidence of stabilization in housing market conditions during 2009, the dramatic declines of the previous two years, particularly in the US and the UK, continued to affect adversely the credit performance of real estate-related exposures. Higher unemployment undermined consumer confidence and this, coupled with the deterioration in house prices, led to lower spending which weakened economies. This resulted in significant write-downs of related asset values by financial institutions, including HSBC. These write-downs, both of direct lending exposures and of asset-backed securities, caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with larger and stronger competitors and, in some cases, to fail.

        Economic conditions remain fragile, and the risk exists that major economies may suffer a "double dip" recession in which the improvements seen in a number of important markets reverse. This could have an adverse effect on HSBC's operating results. In particular, the Group may face the following challenges in connection with these events:

  •
  HSBC's ability to assess the creditworthiness of its customers or to estimate the values of its assets may be impaired if the models and techniques it uses become less accurate in their predictions of future behavior, valuations or estimates. The process HSBC uses to estimate losses inherent in its credit exposure or assess the value of certain assets requires difficult, subjective and complex judgments. These include forecasts of economic conditions and how predicted economic scenarios may impair the ability of HSBC's borrowers to repay their loans or affect the value of assets. As a consequence, this process may be less capable of making accurate estimates which, in turn, may undermine the reliability of the process;

  •
  the demand for borrowing from creditworthy customers may diminish should economic activity slow;

  •
  a prolonged period of low interest rates will constrain net interest income earned by HSBC on its excess deposits;

  •
  HSBC's ability to borrow from other financial institutions or to engage in funding transactions on favorable terms, or at all, could be adversely affected by any renewed disruption in the capital markets or deteriorating investor sentiment;

  •
  market developments may continue to depress consumer confidence and may cause further declines in credit card usage and adverse changes in payment patterns, leading to increases in delinquencies and default rates, write-offs and loan impairment charges beyond HSBC's expectations;

  •
  loan impairment allowances and write-offs would be likely to rise in the event of a 'double dip' recession as consumer confidence weakened and business failures increased;

  •
  HSBC expects to face increased regulation and supervision of the financial services industry, following new proposed regulatory measures in countries in which it operates;

  •
  trade and capital flows may contract as a result of protectionist measures being introduced in certain markets; and

  •
  increased government ownership and control over financial institutions and further consolidation in the financial industry which could significantly alter the competitive landscape.

        As a global financial institution, HSBC is exposed to these developments across all its businesses, both directly and through their impact on its customers and clients. Local variations exist, however, reflecting regional circumstances and presenting challenges to HSBC which are specific to those areas. HSBC's strong balance sheet and capital position, its roots in emerging markets and its links with the developed world provide it with the platform to continue to grow, taking opportunities to expand its operations in existing markets and connect local customers internationally.

Europe

        In the UK, the contraction in economic output appears to have ceased with the country emerging slowly from recession in the last quarter of 2009. However, economic indicators remain weak and the risk of the country slipping back into recession in 2010 remains, thus delaying the recovery. Government measures to tackle the record levels of national debt, including taxation increases and public spending cuts, are also likely to result in a slower recovery than from other recessions. Political involvement in the regulatory environment and the major financial institutions in which the state has a direct financial interest will continue. Government demands for increased credit to support the economic recovery coupled with regulatory actions to diminish the banking sector's reliance on short-term wholesale funding will increase competition for deposits, narrowing margins. The combination of slow economic recovery, government intervention and increased competition for deposits will maintain pressure on profitability within HSBC's retail business model. Credit quality is expected to improve in some sectors, however, as the economy returns to growth but could suffer a reversal should there be any further increase in unemployment in 2010.

        In France, following government stimulus measures, the economy has started recovering with gross domestic product ("GDP") growing slightly from the second quarter of 2009 and the number of companies in default stabilizing. Although unemployment is rising and there are concerns about the public deficit, household consumption remains robust and continues to drive the economy. HSBC's retail business model depends on banking fees and a consolidation of the recovery observed in the financial markets in 2009 will help sustain profitability. Credit quality is expected to remain stable for personal customers due to the quality of the client base, though the outlook for commercial credit remains less certain.

        Outside the UK and France, conditions are likely to remain difficult in some of the countries in which HSBC currently operates in Europe and volatility is expected to continue, in particular as markets focus on potential sovereign credit deterioration.

Hong Kong and Rest of Asia-Pacific

        In Asia-Pacific, Hong Kong remains HSBC's key market, and through the financial crisis has continued to generate relatively high returns on capital. HSBC will invest to maintain its competitive position in Hong Kong while continuing to support its growing franchises in other markets in the region. The slowdown in commercial activity, which precipitated the coordinated government stimulus packages, affected fee-based businesses, and continuing low interest rates have left deposit spreads compressed. However, HSBC is now seeing more lending demand as regional economies emerge from recession and equity markets and cross-border trade flows improve. HSBC attracted higher deposits in 2009 despite intensified competition for liquidity, and this added to the challenges of finding opportunities to deploy the deposits where credit demand remained muted. A recent increase in lending has started to ease some of these pressures. Emerging markets in Asia-Pacific currently offer the brightest prospects, with GDP growth in mainland China and India, in particular, expected to be strong in 2010.

        As the world's fastest growing region, Asia is expected to drive incremental growth in the global recovery. Inflation triggered by rising output prices and increased demand remains a concern which has prompted regulatory interventions in the form of 'cooling measures' to manage asset growth and prevent, as far as possible, asset bubbles emerging. Mainland China has been prominent in taking a lead in this area. HSBC's strong liquidity position in the region remains key to the Group's ability to expand as well as increase margins when interest rates begin to rise again, the timing of which remains uncertain. Regional markets are likely to remain competitive due to the growing presence of large domestic and regional banks, for example, the mainland Chinese banks in Hong Kong.

Middle East

        After a very difficult year, there are signs that the conditions for a recovery in Middle East economic activity have begun to emerge. Assuming an average oil price in excess of US$70 a barrel, public finances in the key oil producing states such as Saudi Arabia, Qatar and the United Arab Emirates ("UAE") should improve, allowing governments to maintain and even accelerate fiscal stimulus programs.

        Investment spending is also likely to pick up after last year's slowdown, although ongoing difficulty accessing funding will impede the pace of capital spending growth for the public and private sector alike. Tight financing conditions as well as a sharp fall in asset prices in some parts of the region will also weigh on an expected increase in private consumption levels.

        Provided the external environment continues to strengthen, regional non-commodity exporters such as Egypt should see the recent downturn in demand for tourism and trade services slowly reverse, offering additional support for growth.

        With most regional economies basing their monetary regimes around a US dollar-peg, interest rates are expected to remain at historically low levels across much of the region in 2010. Coupled with growth in government spending and gains in global commodity prices, this may result in a rise in inflation. After the sharp economic downturn of 2009, however, the increase in price pressure is unlikely to be pronounced.

North America

        In 2009, the economic backdrop in the US continued to be characterized by tight credit conditions, reduced economic growth and a weak housing market. Against this, market confidence began to increase, beginning in the second quarter of the year, stemming largely from government initiatives to restore faith in the capital markets, and the benefits to borrowers of the prolonged period of low Federal funds rates. The latter put pressure on spreads earned on HSBC's deposit base, however. As the disruption to financial markets eased, evidence emerged of contracting credit spreads and improved liquidity during 2009, beginning in the second quarter of the year, enabling many companies to issue debt and raise new capital.

        The reduction in uncertainty helped capital markets to recover and stock markets to rise. Signs of stabilization in house prices, most notably in the lower price ranges, began to emerge in the third quarter of the year. An improvement in unemployment and a sustained recovery in the housing market continue to remain critical to consumer confidence and a broader US economic recovery. Although consumer confidence has improved, it remains depressed on a historical basis, driven by declines in household income and wealth and the job market remaining difficult. It is likely that these conditions will continue to constrain the Group's results into 2010, although the degree to which this happens remains uncertain.

        On 14 January 2010, the US Administration announced its intention to propose a Financial Crisis Responsibility Fee to be assessed against financial institutions with more than US$50 billion on consolidated assets for at least 10 years. It is not possible to assess the financial impact of this proposal, however, until final legislation has been enacted.

Latin America

        Economic activity in Latin America was affected by the global economic recession in 2009. The region's weighted average GDP is expected to fall by 2.7% in the year, though growth may resume in 2010 given the outlook for world trade and a rebound in economic activity. Unemployment rates in the region rose in 2009 and it is probable that this trend will continue, albeit at a slower pace as economies begin to recover. Inflation fell due to falling commodity prices and lower demand. These effects will begin to reverse in 2010 and consequently inflation may rise.

        HSBC is positioning itself to grow in select customer markets, though challenges remain to expanding business volumes. Margin pressures are expected to continue throughout the region due to fierce competition for prime customers and lower interest rates than the historical averages. Any further reduction in GDP and increase in unemployment will negatively affect business activity, compounded by uncertainty surrounding presidential elections in Costa Rica, Colombia and Brazil in 2010 and in Peru and Argentina in 2011.

Liquidity and funding risks are inherent in HSBC's business.

        HSBC's business model is founded upon having ready access to financial resources whenever required to meet its obligations and grow its business. To this end, HSBC entities seek to maintain a diversified and stable funding base comprising core retail and corporate customer deposits and institutional balances, and certain entities augment this with modest amounts of long-term wholesale funding. In addition, HSBC holds portfolios of highly liquid assets diversified by currency and maturity to enable it to respond to unusual liquidity requirements.

        Where markets become illiquid, the value at which financial instruments can be realized is highly uncertain, and although processes are available to estimate fair values, they require substantial elements of judgment, assumptions and estimates (which may change over time). The risk of illiquidity, therefore, may reduce capital resources as valuations decline. Actions or the threat of actions by third parties and independent market participants, such as rating agency downgrades of instruments to which HSBC has exposure, can result in reduced liquidity and valuations of those instruments. The liquidity of those HSBC entities that utilize long-term wholesale markets could be constrained by an inability to access them due to a variety of unforeseen market dislocations or interruptions. Rating agencies which determine HSBC's credit ratings and thereby influence the Group's cost of funds, take into consideration the effectiveness of HSBC's liquidity risk management framework.

        The market conditions that the financial services industry experienced during the height of the crisis were reflected in decreased liquidity, reduced availability of long-term wholesale market funding, pressure on capital and extreme price volatility across a wide range of asset classes. Illiquidity prevented the realization of some asset positions and constrained risk distribution in ongoing banking activities. The market conditions also highlighted the significant benefits of a diversified core deposit base, leading to increased competition for such deposits and the greater risk of deposit migration between competitors.

        HSBC's Global Banking and Markets business operates in many markets affected by illiquidity and is subject to the threat of extreme price volatility, either directly or indirectly, through exposures to securities, loans, derivatives and other commitments. At the height of the financial crisis, HSBC made substantial write-downs and recognized impairments on illiquid legacy credit and structured credit positions. Although during 2009 there was some moderation in market conditions, it is difficult to predict if this trend will continue and, if conditions worsen, which of HSBC's markets, products and other businesses will be affected. Any repeat of these factors could have an adverse effect on the Group's results.

Reform of the regulatory environment presents risks to HSBC.

        There are potential strategic and structural risks to the organization, nature and scope of the Group's business activities and opportunities posed by many of the proposals for regulatory reform being debated both internationally and domestically in response to the recent financial crisis. A consensus has emerged among the G-20 nations that institutions that would pose a systemic risk if they were to fail should be subject to enhanced regulation in markets in which they have a substantial presence. HSBC is likely to be considered a systemically significant institution in its key markets. The Basel Committee on Banking Supervision ('The Committee') has issued a comprehensive reform package to address the lessons of the crisis which includes proposals on strengthening global capital and liquidity regulations and the resolution of systemically significant cross-border banks. The Committee's paper entitled 'Strengthening the Resilience of the Banking Sector' proposes changes to both the composition of capital and the risk coverage of the capital framework, as well as the introduction of a leverage ratio and measures to promote the build up of capital buffers. The stated intention of these proposals is to promote a more resilient banking sector, to improve the banking sector's ability to absorb shocks, to improve risk management and to strengthen bank transparency and disclosure. The proposals on liquidity aim to elevate the resilience of internationally active banks to liquidity stresses, as well as increasing international harmonisation of liquidity risk supervision. A study of the impact of all these proposals on individual banks, and the financial services industry as a whole, is taking place in the first half of 2010 in parallel with a consultation process. The Committee is then seeking to agree proposals by the end of 2010 for implementation by the end of 2012.

        At the same time, the European Commission, the UK Tripartite Authorities (HM Treasury, the Bank of England and the Financial Services Authority ("FSA")), the US Government and others have made a number of proposals for adjustments in their regulatory regimes which could affect entities in the HSBC Group. HSBC is engaged actively in discussions with its regulators, both directly and through industry bodies, on the appropriate regime to be applied to various activities and entities, taking into account the interaction of global and local regulations. The precise nature, extent, form and timing of any regulatory changes, as well as the degree to which there will be effective consultation among the various jurisdictions involved, are highly uncertain and thus it is not possible to determine or estimate the likely actual impact on the Group's business and activities. Major areas where reform is being actively discussed, all of which could affect HSBC's business and activities, are possible capital surcharges for systemically important banks, greater emphasis on standalone national subsidiaries, reduced interconnectedness within the system, changes to capital regulations affecting both capital and capital requirements, changes in compensation practices, restrictions on certain types of financial products, and greater separation of retail and wholesale activities.

        HSBC Bank, like all authorised institutions in the UK, is subject to a 'Special Resolutions Regime' under the Banking Act 2009 which gives wide powers in respect of UK banks and their parent companies to HM Treasury, the Bank of England and the FSA in circumstances where any such UK bank has encountered or is likely to encounter financial difficulties.

HSBC is subject to political and economic risks in the countries in which it operates.

        HSBC operates through an international network of subsidiaries and affiliates in 88 countries and territories around the world. Its results are, therefore, subject to the risk of loss from unfavorable political developments, currency fluctuations, social instability and changes in government policies on such matters as expropriation, authorizations, international ownership, interest-rate caps, limits on dividend flows and tax in the jurisdictions in which it operates. These factors may also negatively affect revenues from the trading of securities and investment in securities, and credit quality in lending portfolios. The ability of HSBC's subsidiaries and affiliates to pay dividends could be restricted by changes in official banking measures, exchange controls and other requirements. HSBC prepares its accounts in US dollars, but because a substantial portion of its assets, liabilities, assets under management, revenues and expenses are denominated in other currencies, changes in foreign exchange rates have an effect on its reported income, cash flows and shareholders' equity.

HSBC has significant exposure to counterparty risk both within the financial sector and to other risk concentrations.

        HSBC has exposure to virtually all major industries and counterparties, and it routinely executes transactions with counterparties in financial services, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose HSBC to credit risk in the event of default by its counterparty or client. HSBC's ability to engage in routine transactions to fund its operations and manage its risks could be adversely affected by the actions and commercial soundness of other financial services institutions. Financial institutions are necessarily interdependent because of trading, clearing, counterparty or other relationships. As a consequence, a default by, or decline in market confidence in, individual institutions, or anxiety about the financial services industry generally, can lead to further individual and/or systemic difficulties, defaults and losses. Where counterparty risk has been mitigated by taking collateral, HSBC's credit risk may remain high if the collateral it holds cannot be realized or has to be liquidated at prices which are insufficient to recover the full amount of its loan or derivative exposure.

HSBC operates in a highly competitive environment, and competition could intensify as a result of current global market conditions and possible changes thereto.

        The financial crisis has begun to re-shape the banking landscape globally and those institutions which have emerged the strongest have reinforced both the importance of a core retail and commercial deposit funding base and strong capitalization.

        At the height of the crisis, financial institutions requiring support from governments in a variety of ways were characterized broadly as being dependent on short-term wholesale funding which failed to roll over due to market concerns about the quality of the assets being funded. As a consequence, financial firms have sought to reduce the proportion of their balance sheets funded in the wholesale markets. As a result, competition for retail deposits and tighter balance sheet control have resulted in re-pricing of loans and advances. Although the financial industry's renewed focus on building retail deposit bases has resulted in greater price competition in terms of interest rates offered, the strength of

HSBC's brand and its longstanding conservative balance sheet structure and its relationship-based approach have enabled the Group to increase deposits in the current environment.

        Further consolidation is expected to take place through portfolio disposals, the sale of banks and financial institutions weakened by the crisis, or the consolidation of smaller institutions which lack the scale to compete in a world of higher capital and liquidity requirements.

        In addition, the crisis has reinforced a global economic shift towards emerging markets. It is now expected that much of the growth in financial services will be in emerging markets as their economies continue to grow and the relative penetration of banking activities increases.

HSBC is subject to legal and compliance risks, which could have an adverse effect on the Group.

        Legal and compliance risks arise from a variety of sources with the potential to cause harm to HSBC and its ability to operate. These issues require the Group to deal appropriately with potential conflicts of interest; regulatory requirements; ethical issues; anti-money laundering laws and regulations; privacy laws; information security policies; sales and trading practices; and the conduct of companies with which it is associated. Failure to address these issues appropriately may give rise to additional legal and compliance risk to HSBC, with an increase in the number of litigation claims and the amount of damages asserted against HSBC, or subject HSBC to regulatory enforcement actions, fines or penalties or reputational damage.

Operational risks are inherent in HSBC's business.

        HSBC is exposed to many types of operational risk, including fraudulent and other criminal activities (both internal and external), breakdowns in processes or procedures and systems failure or non availability. HSBC is also subject to the risk of disruption of its business arising from events that are wholly or partially beyond its control (for example natural disasters, acts of terrorism, epidemics and transport or utility failures) which may give rise to losses in service to customers and/or economic loss to HSBC. All of these risks are also applicable where HSBC relies on outside suppliers or vendors to provide services to it and its customers.

        The reliability and security of HSBC's information and technology infrastructure and its customer databases are crucial to maintaining the service availability of banking applications and processes and to protecting the HSBC brand. Critical system failure, any prolonged loss of service availability or any material breach of data security, particularly involving confidential customer data, could cause serious damage to the Group's ability to service its clients, could breach regulations under which HSBC operates and could cause long-term damage to its business and brand.

HSBC is subject to tax-related risks in the countries in which it operates, which could have an adverse effect on its operating results.

        HSBC is subject to the substance and interpretation of tax laws in all countries in which it operates. Tax risk is the risk associated with changes in tax law or the interpretation of tax law. It also includes the risk of changes in tax rates and the risk of consequences arising from failure to comply with procedures required by tax authorities. Failure to manage tax risks could lead to increased tax charges, including financial or operating penalties.

Risks Relating to the Capital Securities

We may redeem the Capital Securities and the Preference Shares at any time for certain tax or regulatory reasons. More generally, we may redeem the Capital Securities at our option on or after December 15, 2015 and the Preference Shares at our option after the first call date with respect to the Preference Shares.

        Although the Capital Securities have no maturity date, we may redeem the Capital Securities in whole or in part at any time falling on or after December 15, 2015 at par plus accrued Coupon Payments, including any Deferred Coupon Payments, subject to satisfaction of certain conditions and our obligation to make payment of any outstanding Deferred Coupon Payments through the Alternative Coupon Satisfaction Mechanism. We may redeem the Preference Shares at our option at any time on or after their first call date, which will be no earlier than December 15, 2015, at a redemption price of at least $25, together with any accumulated dividend for the then-current dividend period to the date fixed for redemption. We may also redeem the Capital Securities at any time in whole (but not in part) upon the occurrence of a Tax Event or a Regulatory Event, as more particularly described under "Description of the Capital Securities—Redemption", and in the event of a Definitive Suspension as described under "Description of the Capital Securities—Suspension", and may redeem the Preference Shares at any time upon the occurrence of certain adverse changes to the tax or regulatory treatment of the Preference Shares. Certain of such events may occur at any time after the issue date of the Capital Securities and it is therefore possible that we would be able to redeem the Capital Securities or the Preference Shares at any time after such issue date.

        On December 17, 2009, the Basel Committee on Banking Supervision published a consultative document entitled "Strengthening the resilience of the banking sector". The proposals outlined in this document contain a new set of criteria for Tier 1-qualifying securities that are not consistent with certain features of the Capital Securities and may not be consistent with certain features of the Preference Shares. The committee has proposed for the new criteria to be implemented by year-end 2012 and has also proposed that only instruments issued prior to the date of publication of the consultative document should benefit from a transition arrangement allowing the issuer to continue to treat the instruments as Tier 1 capital for a period of time. On February 27, 2010, the European Commission published a working document entitled "Possible Further Changes to the Capital Requirements Directive" (also known as "CRD IV"), which endorses the proposal of the Basel Committee on Banking Supervision. The proposed new international regulations described above are still in draft form. To the extent they are adopted in their current form by the European Commission, or any other event occurs that results in there being more than an insubstantial risk, or in any increase in risk, that, for the purposes of the FSA's capital adequacy requirements applicable to banks in the United Kingdom at that time, (a) the Capital Securities may not be included in our Tier 1 Capital or (b) the Preference Shares would not be included in our Non-Innovative Tier 1 Capital, our right to redeem the Capital Securities or Preference Shares for regulatory reasons may be triggered.

        If we redeem the Capital Securities or the Preference Shares in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the Capital Securities or the Preference Shares may be subject to FSA conditions, regardless of whether such redemption would be favorable or unfavorable to you.

Coupon Payments on the Capital Securities may be deferred at any time and any Coupon Payment that is deferred is required to be paid only upon redemption, variation or exchange (which may only occur in limited circumstances) or upon our winding up or in the case of a Definitive Suspension.

        We may elect to defer any Coupon Payment at any time. In addition, our obligation to make any payment of principal or any Coupon Payments in cash and to make Deferred Coupon Payments through the Alternative Coupon Satisfaction Mechanism, whether prior or subsequent to the commencement of our winding up, is conditional upon us being able to make such payment and remain Solvent immediately thereafter. No such payment in respect of any Capital Securities which would otherwise fall due for payment while we are unable to satisfy the Solvency Condition will fall so due and will constitute a Deferred Coupon Payment.

        Payments of Deferred Coupon Payments with respect to the Capital Securities are required to be paid only upon redemption, variation or exchange of the Capital Securities (which may only occur in limited circumstances), upon our winding up or in the case of a Definitive Suspension, and not in any other circumstances. We are permitted to satisfy our obligation to make Deferred Coupon Payments on a Capital Security Redemption Date, Variation Date or Exchange Date only in accordance with the Alternative Coupon Satisfaction Mechanism described herein.

        Any deferral of Coupon Payments may cause the Capital Securities to trade at a lower price than if all Coupon Payments have been made.

Dividends on our Preference Shares are non-cumulative and are fully discretionary. Also, dividends may not be declared and paid in full if we do not have sufficient distributable profits or if we fail to meet certain solvency requirements and other conditions prescribed by the FSA are not met.

        We may exchange the Capital Securities at our option on any Coupon Payment Date for our Preference Shares. Our board of directors at its sole discretion may elect not to pay dividends on our Preference Shares. Also, our board of directors cannot declare and pay in full dividends on a series of Preference Shares if our board of directors determines that we do not have sufficient distributable profits or if we fail to meet certain solvency or other requirements prescribed by the FSA. If, for any such reason, our board of directors does not pay a dividend when due on a dividend payment date in respect of the Preference Shares, then holders of such shares will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the Preference Shares are declared for any future dividend period.

The Capital Securities are, and any Preference Shares will be, perpetual securities and need not be redeemed by us.

        We are under no obligation to redeem the Capital Securities or the Preference Shares at any time and the holders of the Capital Securities or the Preference Shares have no right to call for their redemption.

The Capital Securities and the Preference Shares differ in certain material respects.

        The Capital Securities and the Preference Shares differ in certain material respects including, among others; (i) the Preference Shares do not benefit from any gross-up for taxes associated with dividend payments; and (ii) the Preference Shares may only be redeemed from distributable profits or the proceeds of a new issue of equity securities. As a result of these differences, there may be circumstances in which payments could be made on Capital Securities but not on the Preference Shares.

We are not required to pay you under the Capital Securities or any Preference Shares unless we first make other required payments.

        Our obligations under the Capital Securities and the Preference Shares will rank junior as to payments to all our liabilities to Senior Creditors. In a winding up or dissolution, our assets would be available to pay obligations under the Capital Securities or any Preference Shares only after we have made all payments on liabilities to our Senior Creditors.

We may issue securities senior to or pari passu with the Capital Securities.

        There is no restriction on the amount of securities that we may issue which rank senior to or pari passu with the Capital Securities being offered hereby. The issue of any such securities may reduce the amount recoverable by Capital Securities holders in the event we are wound up and may increase the likelihood of a deferral of Coupon Payments under the Capital Securities.

        The Capital Securities and the Preference Shares into which they may be exchanged do not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Capital Securities.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors.

        Because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

We may postpone any planned redemption, variation or exchange of Capital Securities if we have insufficient ACSM Securities authorized and available for issuance or if we are otherwise unable to raise sufficient proceeds by employing the Alternative Coupon Satisfaction Mechanism.

        We may not redeem, vary the terms of, or exchange for Preference Shares, any Capital Securities unless all accrued but unpaid Coupon Payments and other payments thereon and the aggregate amount of Deferred Coupon Payments, if any, are satisfied at the same time. In the event that we do not have a sufficient number of ACSM Securities available and authorized to be issued to implement the Alternative Coupon Satisfaction Mechanism, then the Capital Security Redemption Date, Variation Date or Exchange Date will be postponed. Even if we have authorized sufficient ACSM Securities to be issued, we cannot be certain that the public market for our ACSM Securities at any given time will enable us to raise sufficient proceeds to pay such Deferred Coupon Payment.

Our payment of Deferred Coupon Payments may be delayed in the event of certain disruptions in the market for our ordinary shares or in applicable currency markets.

        If, shortly before or during the operation of the Alternative Coupon Satisfaction Mechanism to satisfy a payment of all amounts of Deferred Coupon Payments owing, a Market Disruption Event exists, the payment of all such amounts owing may be deferred until the cessation of such market disruption and such deferral will not constitute a Capital Security Default, as more particularly described under "Description of the Capital Securities—Alternative Coupon Satisfaction Mechanism—Market Disruption Event". Any such deferred payments will bear interest at the rate per annum applicable to the Capital Securities commencing on the date which but for the Market Disruption Event would have been the date for payment.

Holders of Capital Securities have limited remedies for non-payment of amounts owed thereon.

        In most circumstances the sole remedy against us available to the Trustee to recover any amounts owing in respect of the principal of or interest on the Capital Securities will be to institute proceedings for the collection of sums due and unpaid or to institute proceedings in England (but not elsewhere) for our winding up, but the Trustee may not declare the principal amount of any outstanding Capital Securities to be due and payable in order to recover such amount. See "Description of the Capital Securities—Defaults; Limitation of Remedies".

The securities that we are offering constitute new issues of securities by us, and we cannot guarantee that an active public market for the securities will develop or be sustained.

        The Capital Securities being offered hereby and the Preference Shares into which they may be exchanged at our option will constitute new issues of securities by us. Prior to our present issuance of Capital Securities and future issuances, if any, of the Preference Shares, there will have been no public market for the Capital Securities or the Preference Shares. Although we will apply for the Capital Securities to be listed on the New York Stock Exchange, and upon giving notice of exchange of the Capital Securities for our Preference Shares we will undertake to list the Preference Shares (in the form of ADSs represented by ADRs) on the New York Stock Exchange (if either the Capital Securities or our ordinary shares are then listed on the New York Stock Exchange, otherwise on any other internationally recognized stock exchange), there can be no assurance that we will be able to list the Preference Shares (in the form of ADSs represented by ADRs) on the New York Stock Exchange or that an active public market for the Capital Securities or the Preference Shares will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Capital Securities and the Preference Shares can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Ratings on the Capital Securities could be lowered.

        The rating agencies are continuing to assess the impact of proposed regulatory changes and how these proposals may impact future ratings. A downgrade or potential downgrade of the capital securities' ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to HSBC, its subsidiaries or any of its securities could adversely affect the price and liquidity of the capital securities.

You may not be entitled to receive U.S. dollars in a winding up.

        If any holder is entitled to any recovery with respect to the Capital Securities or Preference Shares in any winding up, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to holders of the Capital Securities or Preference Shares would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the Capital Securities or the Preference Shares would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

HSBC HOLDINGS PLC

        HSBC is one of the largest banking and financial services organisations in the world, with a market capitalisation of US$199 billion at December 31, 2009. As at December 31, 2009, we had total assets of US$2,364 billion and total shareholders' equity of US$128 billion. For the year ended December 31, 2009, our operating profit was US$5,298 million on total operating income of US$78,631 million. We are a strongly capitalised banking group with a total capital ratio of 13.7% and a tier 1 capital ratio of 10.8% as at December 31, 2009.

        Through its subsidiaries and associates, HSBC provides a comprehensive range of banking and related financial services. Headquartered in London, HSBC operates through long-established businesses and has an international network of some 8,000 offices in 88 countries and territories in six geographical regions: Europe; Hong Kong; Rest of Asia-Pacific; the Middle East; North America and Latin America. Within these regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Services are delivered primarily by domestic banks, typically with large retail deposit bases, and by consumer finance operations. Taken together, the five largest customers of HSBC do not account for more than one percent of HSBC's income.

USE OF PROCEEDS

        We will use the net proceeds from the sale of the Capital Securities to support our development and to strengthen further our capital base.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERENCE SHARE DIVIDENDS

        The ratios for us for the periods indicated are:

Ratio of Earnings to Combined Fixed Charges

	Year ended 31 December,
	2009	2008	2007	2006	2005
Excluding interest on deposits	2.99	3.17	7.52	7.93	9.60
Including interest on deposits	1.22	1.14	1.34	1.41	1.59

Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends

	Year ended 31 December,
	2009	2008	2007	2006	2005
Excluding interest on deposits	2.64	2.97	6.96	7.22	9.16
Including interest on deposits	1.20	1.14	1.34	1.40	1.59

        For the purpose of calculating the ratios, earnings consist of income from continuing operations before taxation and minority interests, plus fixed charges, and after deduction of the unremitted pre-tax income of associated undertakings. Fixed charges consist of total interest expense, including or excluding interest on deposits, as appropriate, dividends on preference shares and other equity instruments, as applicable, and the proportion of rental expense deemed representative of the interest factor.

        See "Presentation of Financial Information" for more information on the presentation of our financial statements.

CONSOLIDATED CAPITALISATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

        The following table shows the consolidated unaudited capitalisation, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2009:

			Issued and fully paid
			US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	8,705

		Preference shares (of nominal value US$0.01 each)
US$	1,450 m	6.20% non-cumulative dollar preference shares, Series A—aggregate redemption price	1,450

Carrying amount
US$m
Other Equity Instruments
US$	2,200 m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133

			Carrying amount
			US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750 m	Undated floating rate primary capital notes	750
US$	500 m	Undated floating rate primary capital notes	500
US$	400 m	Primary capital undated floating rate notes	407
US$	400 m	Primary capital undated floating rate notes (second series)	404
US$	400 m	Primary capital undated floating rate notes (third series)	400
US$	300 m	Undated floating rate primary capital notes, Series 3	300
		Other undated subordinated liabilities less than US$200m	24

			2,785

		Subordinated Loan Capital of HSBC Holdings plc
	€1,750 m	6% subordinated notes 2019	2,835
US$	2,500 m	6.5% subordinated notes 2037	2,659
	€1,600 m	6.25% subordinated notes 2018	2,306
US$	2,000 m	6.5% subordinated notes 2036	2,052
	€1,000 m	5.375% subordinated notes 2012	1,549
	£900 m	6.375% callable subordinated notes 2017	1,517
US$	1,400 m	5.25% subordinated notes 2012	1,488
US$	1,500 m	6.8% subordinated notes 2038	1,484
	£750 m	7% subordinated notes 2038	1,267
	£650 m	6.75% subordinated notes 2028	1,043
	€700 m	3.625% callable subordinated notes 2020	1,005
	£650 m	5.75% subordinated notes 2027	1,000
US$	750 m	Callable subordinated floating rate notes 2016	750
US$	750 m	Callable subordinated floating rate notes 2015	750
US$	488 m	7.625% subordinated notes 2032	587

			Carrying amount
			US$m
	£250 m	9.875% subordinated bonds 2018	496
US$	222 m	7.35% subordinated notes 2032	260

			23,048

		Subordinated Loan Capital of Subsidiary Undertakings
	€1,400 m	5.3687% non-cumulative step-up perpetual preferred securities*	1,804
US$	1,350 m	9.547% non-cumulative step-up perpetual preferred securities, Series 1*	1,339
	€800 m	Callable subordinated floating rate notes 2016	1,152
	£700 m	5.844% non-cumulative step-up perpetual preferred securities	1,136
US$	1,250 m	4.61% non-cumulative step-up perpetual preferred securities*	1,077
US$	1,000 m	4.625% subordinated notes 2014	1,002
US$	1,000 m	5.911% trust preferred securities 2035	993
	£600 m	4.75% subordinated notes 2046	961
	€750 m	5.13% non-cumulative step-up perpetual preferred securities*	960
US$	1,000 m	5.875% subordinated notes 2034	950
	€600 m	4.25% callable subordinated notes 2016	904
US$	900 m	10.176% non-cumulative step-up perpetual preferred securities, Series 2*	900
	€600 m	8.03% non-cumulative step-up perpetual preferred securities*	862
	£500 m	8.208% non-cumulative step-up perpetual preferred securities*	806
	£500 m	4.75% callable subordinated notes 2020	785
	£500 m	5.375% subordinated notes 2033	776
US$	750 m	5.625% subordinated notes 2035	712
US$	700 m	7% subordinated notes 2039	688
	€500 m	Callable subordinated floating rate notes 2020	639
	£350 m	Callable subordinated variable coupon notes 2017	608
	£350 m	5% callable subordinated notes 2023	550
	£350 m	5.375% callable subordinated step-up notes 2030	531
US$	500 m	6.00% subordinated notes 2017	521
	£300 m	6.5% subordinated notes 2023	483
US$	450 m	Callable subordinated floating rate notes 2016	449
	£300 m	5.862% non-cumulative step-up perpetual preferred securities	412
CAD	400 m	4.80% subordinated notes 2022	382
	£225 m	6.25% subordinated notes 2041	363
US$	300 m	6.95% subordinated notes 2011	321
US$	300 m	7.65% subordinated notes 2025	312
US$	300 m	Callable subordinated floating rate notes 2017	299
BRL	500 m	Subordinated certificate of deposit 2016	287
US$	250 m	Non-convertible subordinated obligations 2019	247
BRL	383 m	Subordinated certificate of deposit 2015	220
US$	250 m	7.20% subordinated notes 2097	213
US$	200 m	7.808% capital securities 2026	200
US$	200 m	8.38% capital securities 2027	200
CAD	200 m	4.94% subordinated debentures 2021	190
		Other subordinated liabilities less than US$200m	3,844

			29,078

			Carrying amount
			US$m
		Minority Interests
US$	575 m	6.36% non-cumulative preferred stock, Series B	559
US$	518 m	Floating rate non-cumulative preferred stock, Series F	518
US$	374 m	Floating rate non-cumulative preferred stock, Series G	374
US$	374 m	6.5% non-cumulative preferred stock, Series H	374
CAD	250 m	Non—cumulative 5 year rate reset class 1 preferred shares, Series E	238
		Other preference shares issued by subsidiary undertakings less than US$200m	634

			2,697

		Carrying amount
		US$m
	Senior indebtedness of HSBC Holdings plc
€1,250 m	Fixed Rate Notes 2014	1,791
£650 m	Fixed Rate Notes 2024	1,048

		2,839

Notes:

(1)
The aggregate redemption price of the US$1,450 million 6.2% non-cumulative dollar preference shares is included within share premium.

(2)
HSBC Holdings plc has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities is the only exchangeable bond issued by HSBC Holdings plc.

(3)
On 13 January 2010, HSBC Holdings plc paid its third interim dividend for 2009 of US$0.08 per ordinary share. Ordinary shares with a value of US$160 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(4)
On 8 February 2010, HSBC Asset Finance (UK) Limited issued GBP25 million of Cumulative Preferred Securities.

(5)
On 16 March 2010, HSBC Holdings plc redeemed its US$750 million callable subordinated floating rate notes due 2015.

(6)
On 20 March 2010, HSBC Holdings plc issued GBP900 million 6% Subordinated Notes due 2040.

(7)
On 5 May 2010, HSBC Holdings plc paid its fourth interim dividend for 2009 of US$0.10 per ordinary share. Ordinary shares with a value of US$838 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(8)
On 24 May 2010, HSBC Holdings plc gave notice to holders of its US$1,350 million 9.547% non-cumulative step-up perpetual preferred securities, Series 1 that it will call and redeem the securities at par on 30 June 2010.

(9)
On 7 June 2010, Hang Seng Bank Limited gave notice to holders of its HK$1,000 million Series A and HK$1,500 million Series B subordinated notes due 2015 that it will call and redeem the notes at par on 24 June 2010.

(10)
Since 31 December 2009, 4,373,731 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(11)
The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the "Amendment to IAS39: The Fair Value Option". As a result, US$24,433 million of the subordinated loan capital above is designated at fair value.

(12)
The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the Group, comprising HSBC Holdings plc and its subsidiary undertakings.

(13)
As at 31 December 2009, HSBC Holdings plc and its subsidiary undertakings had other indebtedness of US$2,171,041 million (including deposits by banks of US$124,872 million, customer accounts of US$1,159,034 million, trading liabilities of US$268,130 million, debt securities in issue of US$146,896 million, derivatives of US$247,646 million and other liabilities of US$224,463 million) and contingent liabilities and contractual commitments of US$631,609 million (comprising contingent liabilities of US$73,559 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$548,792 million, and other commitments of US$9,258 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings plc or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc's subsidiary undertakings since 31 December 2009.

The following exchange rates as at 31 December 2009 have been used in the table above:

US$1.00 = HK$7.7544; €1.00 = US$1.441; £1.00 = US$1.62255; US$1.00 = CAD1.05085.

DESCRIPTION OF THE CAPITAL SECURITIES

General

        The following summary description of the material terms and provisions of the Capital Securities (the "Capital Securities") supplements the description of certain terms and provisions of the subordinated debt securities of any series set forth in the accompanying prospectus under the heading "Description of Subordinated Debt Securities". The terms described here, together with the relevant terms of subordinated debt securities contained in the accompanying prospectus, constitute a description of the material terms of the Capital Securities. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

        The Capital Securities will be issued under an indenture (the "Indenture") dated as of April 8, 2008 between us and The Bank of New York Mellon (the "Trustee"), filed as an exhibit to our registration statement.

        On April 9, 2008, we issued $2.2 billion of 8.125% Perpetual Subordinated Capital Securities Exchangeable at the Issuer's Option into Non-Commutative Dollar Preference Shares under the Indenture (the "2008 Capital Securities"). The Capital Securities offered hereby are not the same series of securities as the 2008 Capital Securities and carry certain differences.

        If you purchase the Capital Securities, your rights will be determined by the Capital Securities, the indenture and the Trust Indenture Act of 1939, as amended, unless we exchange your Capital Securities into Preference Shares as described under "Redemption—Exchange Option," in which case your rights will be determined in accordance with the terms of the Preference Shares and our Articles of Association. You can read the indenture and the form of Capital Securities at the location listed under "Where You Can Find More Information About Us" in the accompanying prospectus.

Interest

        Interest on the Capital Securities will be payable from (and including) the date of issue of the Capital Securities and will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year. Interest on the Capital Securities will be payable in quarterly arrears on March 15, June 15, September 15 and December 15 of each year (each such date, a "Coupon Payment Date"), at a fixed rate per annum on their outstanding principal amount equal to 8.00% (each such payment, a "Coupon Payment"), commencing September 15, 2010. If any Coupon Payment Date is not a Business Day, the Coupon Payment will be made on the next succeeding Business Day; however, we will not pay any additional interest due to the delay in payment.

        We may elect to defer any Coupon Payment as described under "Deferred Coupon Payments" below.

Deferred Coupon Payments

        We may elect to defer any Coupon Payment, subject to and in accordance with the provisions under this section. If we elect to defer a Coupon Payment, we will give not less than 30 days' notice of such election to the Trustee, the principal paying agent and the holders of the Capital Securities.

        Any Coupon Payment in respect of the Capital Securities that is not paid will (other than in the event of our winding up), to the extent it remains unpaid, constitute a "Deferred Coupon Payment". No interest will accrue on any Deferred Coupon Payment, except in the limited circumstances referred to under "—Market Disruption Event". We are permitted to satisfy our obligation to make Deferred Coupon Payments only in accordance with the Alternative Coupon Satisfaction Mechanism except (i) in the case of our winding up, in which case any Deferred Coupon Payment will be payable by the liquidator in the same manner and with the same ranking as the principal on the related Capital

Securities or (ii) in case of a Definitive Suspension. See "—Subordination", "—Alternative Coupon Satisfaction Mechanism" and "—Suspension".

Dividend and Capital Restriction

        Following any Coupon Payment Date on which we do not make payment in full of the Coupon Payments to be paid on such date, we will not (a) declare or pay dividends, distributions or other similar periodic payments in respect of any Junior Securities (other than a dividend declared by us with respect to our ordinary shares prior to the date on which we give notice to defer such Coupon Payment) or (b) repurchase, redeem or otherwise acquire any Junior Security or Parity Security, in each case unless and until (i) an amount equal to the Coupon Payments otherwise due and payable on the next succeeding Coupon Payment Date on all outstanding Capital Securities on such date is paid in full or duly set aside or provided for in full for the benefit of the holders, or (ii) if earlier, all outstanding Deferred Coupon Payments are satisfied in full using the Alternative Coupon Satisfaction Mechanism.

        In addition, if we elect to make any periodic payment on any Parity Securities which provide for our discretion with respect to such periodic payments, we will be required to settle all outstanding Deferred Coupon Payments in accordance with the Alternative Coupon Satisfaction Mechanism.

Solvency Condition

        Our obligation to make any payment of principal, Coupon Payments in cash and Deferred Coupon Payments through the Alternative Coupon Satisfaction Mechanism, whether prior or subsequent to the commencement of our winding up, is conditional upon us being able to make such payment and remain Solvent immediately thereafter (hereinafter referred to as a "Solvency Condition"). No such payment in respect of any Capital Securities which would otherwise fall due for payment while we are unable to satisfy the Solvency Condition will fall so due and any such payment which would otherwise be a Coupon Payment will constitute a Deferred Coupon Payment.

        We will, whenever requested by the Trustee, and will in the event we are in winding up, deliver to the Trustee an Officer's Certificate attaching a report (the "Solvency Condition Report") in writing from the Auditors or, if we are in winding up, our liquidator upon which report the Trustee may conclusively rely as to whether or not we, on the basis of such information as we may at the request of the Auditors make available to the Auditors or, if we are in winding up, on the basis of the information available to the liquidator, are or would in any specified circumstances be Solvent and in the absence of proven error such report will be treated and accepted by us, the Trustee and the holders of the Capital Securities as correct and sufficient evidence of such fact. In the absence of any such evidence to the contrary, it will be assumed for the purposes hereof (unless the contrary is proved) that we are and will after any payment hereunder be Solvent for such purposes.

Redemption

        The Capital Securities are perpetual securities and have no fixed maturity date. The Capital Securities are not redeemable at the option of the holders at any time.

        The Capital Securities will not be subject to any sinking fund or mandatory redemption, other than on a winding-up. See "—Subordination".

Optional Redemption

        We may redeem the Capital Securities, in whole or in part, at our option, at any time on or after December 15, 2015 (the "First Call Date") at a redemption price as described under "—Redemption Procedures".

        Capital Securities to be redeemed will be drawn for redemption at such place and individually, by lot or otherwise in a manner as may be approved by DTC.

Special Event Redemption

        We may also redeem the Capital Securities in whole (but not in part) at any time prior to the First Call Date upon the occurrence of a Tax Event or a Regulatory Event (each, a "Special Event") and upon a Definitive Suspension. See "—Suspension".

        A "Tax Event" will be deemed to have occurred with respect to the Capital Securities if:

  (i)
  we have or will or would, but for redemption, become obliged to pay Additional Amounts (as defined under "Additional Amounts");

  (ii)
  any Coupon Payment would be a "distribution" for United Kingdom tax purposes;

  (iii)
  in respect of our obligation to make any Coupon Payment on the next following Coupon Payment Date, we would not, to any material extent, be entitled to have any attributable loss or non-trading deficit set against the profits of companies with which we are grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus supplement or any similar system or systems having like effect as may from time to time exist); or

  (iv)
  there is more than an insubstantial risk that we will not obtain relief for the purposes of United Kingdom corporation tax for any payment of interest in respect of the Capital Securities in each case as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the United Kingdom is a party), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this prospectus supplement.

        "Regulatory Event" means any event (including any amendment to, clarification of, or change (including any announced prospective change or adoption of any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, including any pronouncement or publication from the European Commission or other relevant authority) which occurs after the date hereof that for any reason results in there being more than an insubstantial risk, or in any increase in risk, that for the purposes of the FSA's capital adequacy requirements applicable to banks in the United Kingdom at that time (a) the Capital Securities may not be included in our Tier 1 Capital or (b) the Preference Shares would not be included in our Non-Innovative Tier 1 Capital, in each case except where such non-qualification is due to limits in our absolute capacity for Innovative Tier 1 Capital and Non-Innovative Tier 1 Capital (other than changes made by the FSA to prescribed limits for different forms of Tier 1 Capital).

Redemption Procedures

        Any redemption may be made on not less than 30 days' nor more than 60 days' notice to the Trustee, the principal paying agent and the holders of the Capital Securities, at a redemption price equal to US$25 per Capital Security together with any accrued and unpaid Coupon Payments to the date fixed for redemption (referred to as the "Capital Security Redemption Date") and the aggregate amount of any outstanding Deferred Coupon Payments.

        In addition to, or in place of, the FSA requirements described herein, the FSA may impose conditions on any such redemption or purchase at the time. Any notice of redemption will be irrevocable, subject to the postponement requirements set out below under "—Postponement of Redemption, Variation or Exchange". If the redemption price in respect of any Capital Securities is improperly withheld or refused and is not paid by us, interest on the outstanding principal amount of such Capital Securities will continue to be payable until the redemption price is actually paid. Our failure to pay or set aside for payment the principal amount of the Capital Securities to be redeemed, any accrued but unpaid payments and any Deferred Coupon Payments within seven days of the Capital Security Redemption Date, as postponed, if applicable, may constitute a Capital Security Default. See "—Defaults; Limitation of Remedies—Capital Security Defaults".

Variation Instead of Redemption

        If a Special Event has occurred and is continuing, then instead of giving notice to redeem we may, having given not less than 30 days' nor more than 60 days' notice (any such date so designated, a "Variation Date") to the Trustee, the principal paying agent and the holders of the Capital Securities, vary the terms of the Capital Securities without the consent of any holder of the Capital Securities so that they remain Qualifying Securities, notwithstanding the provisions set forth under "—Supplemental Indentures" (the "Varied Capital Securities") (subject to the following provisions and subject to the receipt by it of a certificate signed by two of our authorized signatories certifying that the Varied Capital Securities are Qualifying Securities, as the case may be).

        The aggregate principal amount, payment rates, payment dates, redemption dates and denomination of the Capital Securities will not be varied pursuant to this provision and the Varied Capital Securities must rank pari passu with or senior to the Capital Securities. Prior to any variation, we will be required to deliver to the Trustee an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Capital Securities (and the Varied Capital Securities) will not recognize income, gain or loss for US federal income tax purposes as a result of such variation and will be subject to US federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation not occurred.

        Any notice of variation will be irrevocable, subject to the requirements set out below under "—Postponement of Redemption, Variation or Exchange". The Trustee will (at our expense) in accordance with the Indenture and the terms of the Capital Securities use its reasonable endeavors to participate in or assist us with the variation of the terms of the Capital Securities so that they become the Varied Capital Securities, provided that the Trustee will not be obliged to participate in, or assist with, any such variation if the terms of the proposed Varied Capital Securities, or the participation in or assistance with such variation would impose, in the Trustee's opinion, more onerous obligations upon it or reduce its protections. If, notwithstanding the above, the Trustee does not participate or assist as provided above, we may redeem the Capital Securities as provided above.

        In connection with any variation in accordance with this section, we will comply with the rules of any stock exchange on which the Capital Securities are at that time listed or admitted to trading.

Exchange Option

        We may exchange the Capital Securities in whole (but not in part), at our option, for Preference Shares issued by us, on any Coupon Payment Date upon giving not less than 30 days' nor more than 60 days' notice (any such date so designated, an "Exchange Date"), subject to the Solvency Condition being met.

        We will not exchange any Capital Securities for our Preference Shares unless:

  (i)
  no Capital Security Default or Event of Default has occurred and is continuing;

  (ii)
  we have a sufficient number of authorized but unissued Preference Shares immediately prior to the exchange;

  (iii)
  our board of directors have the necessary authority to allot and issue the Preference Shares arising on exchange; and

  (iv)
  we comply with certain other conditions set forth in the indenture.

        The "Preference Shares" will be represented by American Depositary Shares, or "ADSs," evidenced by American Depositary Receipts, or "ADRs" and will constitute a separate series of our perpetual non-cumulative preference shares that will rank pari passu as to return of assets on a winding up with any class or classes of preference shares from time to time issued by us which have a preferential right to a return of assets in the winding up over, and so ahead of, the holders of all other classes of issued shares for the time being in our capital (and thus pari passu with (x) HSBC Holdings plc 6.20% Non-Cumulative Dollar Preference Shares—Series A issued in 2005, (y) the HSBC Holdings plc 8.125% Perpetual Subordinated Capital Securities issued in 2008 and (z) the Parity Guarantees), but junior to the claims of the Senior Creditors. Non-cumulative preferential dividends on the Preference Shares will be payable if declared by our board of directors. If declared, any such dividend will amount to 8.00% of the liquidation preference per annum, payable in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on the first such date occurring after the relevant Exchange Date. For the avoidance of doubt, holders of the Preference Shares will not receive any additional amounts, if such dividend payments become subject to withholding tax.

        The first call date with respect to any Preference Shares issued in exchange for the Capital Securities will not be earlier than December 15, 2015, other than upon the occurrence of certain adverse changes to the tax and/or regulatory treatment of such Preference Shares. The redemption price will be at least US$25 per Preference Share together with any accumulated but unpaid dividends for the then-current dividend period to the date fixed for redemption.

        Prior to the exchange of any Capital Securities for the Preference Shares, we will be required to deliver to the Trustee an officers' certificate stating that all conditions precedent to such exchange have been complied with in accordance with the terms of the Capital Securities.

        If we elect to exchange the Capital Securities, we will effectuate an exchange by redeeming the Capital Securities being exchanged for their principal amount and immediately applying such redemption proceeds to subscribe for the applicable number of Preference Shares being issued to the holders. Investors in the Capital Securities will be deemed on purchase of the Capital Securities to have irrevocably authorized and instructed us immediately to apply the redemption amounts payable in connection with an exchange of the Capital Securities in satisfaction in cash of the applicable subscription amount of the Preference Shares being issued upon such exchange. Accordingly, the redemption of Capital Securities and subscription for and issuance of the Preference Shares will constitute a single transaction initiated and effected solely at our option.

        As a consequence of the exchange provisions described above, holders of Capital Securities being exchanged will not be entitled under any circumstances to the redemption amounts payable in connection with the exchange as described above. Such holders will receive only the Preference Shares, represented by ADRs, we will issue on the Exchange Date in respect of which the redemption amounts will have been applied.

        The Preference Shares will be issued at a nominal value of US$0.01 per share and a premium of US$24.99 per share, with both such amounts being subscribed and fully paid.

        Any notice of exchange will be irrevocable, subject to the postponement requirements set out below under "—Postponement of Redemption, Variation or Exchange". A notice of exchange will specify:

  •
  the Exchange Date;

  •
  that on the Exchange Date, the Capital Securities to be exchanged will cease to exist for any purpose on or after the Exchange Date;

  •
  the place or places where the Capital Securities are to be exchanged;

  •
  the form in which we will issue the Preference Shares; and

  •
  whether there are any Deferred Coupon Payments outstanding on the Capital Securities and, if so, the amount of such Deferred Coupon Payments.

        After an exchange in accordance with the indenture, the Capital Securities being exchanged will cease to exist for any purpose on the Exchange Date. From the Exchange Date, the person or persons entitled to receive Preference Shares upon an exchange will be treated as the holder or holders of those Preference Shares, in accordance with the indenture.

        If we decide to exchange the Capital Securities for Preference Shares, upon our giving notice of such exchange, we will undertake to obtain a listing of the Preference Shares (in the form of ADSs evidenced by ADRs) on the New York Stock Exchange if (i) either the Capital Securities immediately prior to such exchange, or (ii) our ordinary shares at the time of such exchange, are listed on the New York Stock Exchange, otherwise on any other internationally recognized stock exchange.

        Where any U.K. stamp duty, stamp duty reserve tax or similar U.K. governmental charge arises in connection with the issuance of the Preference Shares, ADSs or ADRs, and such duty, tax or other charge is borne by the holders or beneficial owners of Capital Securities that are exchanged, we undertake to pay the amount of such duty, tax or charge to, or to the respective accounts of, such holders or beneficial owners.

        The authority of our board of directors to allot and issue Preference Shares was renewed at our annual general meeting on May 28, 2010. In seeking renewal of such authority, our board of directors indicated that they have no present intention to allot or issue Preference Shares.

Postponement of Redemption, Variation or Exchange

        We may not give a notice of redemption, variation or exchange with respect to a Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, if we are aware at the time of giving such notice of circumstances which would render us unable to satisfy any Deferred Coupon Payments, which are (or would be) due to be satisfied on or before such date, through the Alternative Coupon Satisfaction Mechanism.

        If, following the giving of a notice of redemption, variation or exchange with respect to a Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, on which any Deferred Coupon Payments are due to be satisfied, a Market Disruption Event (as defined under "Alternative Coupon Satisfaction Mechanism—Market Disruption Event") occurs or if, on such date, we do not have a sufficient number of ACSM Securities available, and authorized to be issued and allotted, to implement the Alternative Coupon Satisfaction Mechanism, we will be required to postpone the Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be. In such event, the Capital Securities will continue to accrue and pay interest in accordance with their terms and such postponement will not constitute a Capital Security Default. In addition, if the Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, is postponed, interest will accrue on such Deferred Coupon Payment from (and including) the initial Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, to (but excluding) the date such Deferred Coupon Payment is paid, at a rate per annum equal to the rate per annum payable on the Capital Securities; provided, that any such interest will be payable by us only in accordance with the Alternative Coupon Satisfaction Mechanism.

        A determination to postpone the Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, will be made not later than five Business Days prior to the initially scheduled Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, and notice thereof will be given to the holders of the Capital Securities. Notice of a new Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, will be given to the holders of the Capital Securities not less than 30 days' nor more than 60 days prior to the newly selected Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be.

Conditions of Redemption, Variation and Exchange

        The Capital Securities may only be redeemed, exchanged or varied by us under "—Optional Redemption", "—Special Event Redemption", "—Suspension", "—Variation Instead of Redemption" and "—Exchange Option", provided that:

  (i)
  we have, if required, notified the FSA of our intention to do so prior to the Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, and no objection thereto has been raised by the FSA or, if required, the FSA has provided its consent thereto;

  (ii)
  an Officer's Certificate has been furnished to the Trustee stating that we are entitled to effect such redemption, variation or exchange and setting forth a statement of facts demonstrating the same; and

  (iii)
  all accrued but unpaid Coupon Payments and other payments thereon (other than any Deferred Coupon Payments) are paid and the amount of Deferred Coupon Payments are satisfied in full through the Alternative Coupon Satisfaction Mechanism (except if the redemption is on account of a Definitive Suspension, where the Deferred Coupon Payments are required to be satisfied in cash without utilizing the Alternative Coupon Satisfaction Mechanism) on or prior to the date of such redemption, variation or exchange.

Repurchase

        We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase the Capital Securities for our or their account. Under the requirements of the FSA, as of the date of this prospectus supplement, any such repurchase would require the prior consent of the FSA.

Subordination

        The Capital Securities will constitute our unsecured, subordinated obligations and will rank equally and ratably without any preference among themselves.

        The rights of holders of the Capital Securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to or pari passu with the Capital Securities. The subordination provisions of the indenture, and to which the Capital Securities are subject, are governed by English law. In the event of our winding up, holders of the Capital Securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in our capital having a preferential right to a return of assets in such winding up pari passu with the most senior class of non-cumulative preference shares in our capital for the time being issued and outstanding; they will receive an amount equal to the principal amount of the Capital Securities then outstanding together with any Coupon Payment, Deferred Coupon Payment, any accrued interest to the repayment date or other amount payable under or in respect of the Capital Securities to the extent that a holder of such class of preference shares would receive an equivalent amount.

        As a consequence of these subordination provisions, the holders of the Capital Securities may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities. If, in any winding up, the amount payable on any Capital Securities and any claims ranking equally with the Capital Securities are not paid in full, the holders of the Capital Securities and other claims ranking equally will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

        If any holder is entitled to any recovery with respect to the Capital Securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to holders of the Capital Securities would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the Capital Securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

        In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

Defaults; Limitation of Remedies

Capital Security Defaults

        It will be a "Capital Security Default" with respect to the Capital Securities if:

  •
  we fail to pay, or set aside for payment, the amount due to satisfy any Coupon Payment (which is not a Deferred Coupon Payment), and such failure continues for 14 days,

  •
  we fail to pay, or set aside a sum to provide for payment of, the principal amount of the Capital Securities, any accrued but unpaid Coupon Payment and any Deferred Coupon Payment on a Capital Security Redemption Date, Variation Date or Exchange Date, as the case may be, as may be postponed from time to time pursuant to the terms and conditions of the Capital Securities, and such failure continues for seven days; or

  •
  we make any payment in breach of our obligations under "—Dividend and Capital Restriction", and such breach continues for 30 Business Days.

        If any Capital Security Default occurs and is continuing in respect of the Capital Securities, the Trustee may institute proceedings at the written direction of the holders of the Capital Securities in accordance with the Indenture in England (but not elsewhere) for our winding up, provided, that the Trustee may not, upon the occurrence of a Capital Security Default in respect of the Capital Securities, declare the principal of (or premium, if any on) and any accrued but unpaid Coupon Payment of any outstanding Capital Securities immediately due and payable unless an Event of Default (as defined below) has occurred and is continuing. For the purposes of determining whether or not a Capital Security Default has occurred in respect of the Capital Securities, a payment will not be deemed to be due on any date on which the Solvency Condition is not satisfied. However, if we fail to make the payments set out in the three bullet points above, and at such time such Solvency Condition is satisfied, the Trustee may institute proceedings at the written direction of the holders of the Capital Securities in accordance with the Indenture in England (but not elsewhere) for our winding up.

        Notwithstanding the foregoing, failure to make any payment in respect of the Capital Securities will not be a default in respect of the Capital Securities if such payment is withheld or refused:

  •
  in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

  •
  in case of doubt as to the validity of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 Business Days, 14 days or 7 days, as the case may be, by independent legal advisers acceptable to the Trustee;

provided, that the Trustee may as directed by written notice from the holders of the Capital Securities together with an indemnity satisfactory to the Trustee, send written notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceeding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 Business Days, 14 days or 7 days, as the case may be, after the Trustee gives written notice to us informing us of such resolution.

Events of Default

        An "Event of Default" with respect to the Capital Securities means any one of the following events:

  •
  the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up; or

  •
  the valid adoption by our shareholders of any effective resolution for our winding up;

        in either case other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

        If an Event of Default occurs and is continuing, the Trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding Capital Securities will, declare the entire principal amount of the Capital Securities together with any Deferred Coupon Payments to be due and payable immediately (an "acceleration").

        At any time after such a declaration of acceleration with respect to the Capital Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Capital Securities may rescind and annul the declaration of acceleration and its consequences if

  (i)
  we have paid or deposited with the Trustee a sum sufficient to pay (x) the principal of any Capital Securities which have become due and payable otherwise than by such declaration of acceleration and any Deferred Coupon Payments and (y) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

  (ii)
  all Events of Default have been remedied.

General

        Holders of Capital Securities and the Trustee, by their acceptance of the Capital Securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Capital Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or Trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or Trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

        The holder or holders of a majority of the aggregate principal amount of the Capital Securities may waive any past Event of Default or Capital Security Default with respect to the Capital Securities, except an Event of Default or Capital Security Default in respect of either:

  •
  the payment of principal of, or Coupon Payments or Deferred Coupon Payments on, any Capital Securities; or

  •
  a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of Capital Securities.

        Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default or a Capital Security Default occurs and is continuing with respect to the Capital Securities, the Trustee will be under no obligation to any holder or holders of the Capital Securities to exercise any of its rights or powers under the indenture at the request of any holder of Capital Securities unless such holders will have offered to the Trustee indemnity satisfactory to the Trustee.

        Subject to such provisions for the indemnification of the Trustee, and subject to certain exceptions, the holder or holders of a majority in aggregate principal amount of the outstanding Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Capital Securities. However, the Trustee may refuse to follow any direction that is in conflict with any rule of law or the indenture, or is unjustly prejudicial to the holder or holders of any Capital Securities not taking part in the direction or exposes it to liability. The Trustee may take any other action that it deems proper.

        The indenture provides that the Trustee will, within 90 days after the occurrence of a Capital Security Default or Event of Default with respect to the Capital Securities, give to the holders of the Capital Securities notice of such Capital Security Default or Event of Default, unless the Event of Default or Capital Security Default has been cured or waived, provided, that the Trustee will be protected in withholding such notice if it determines in good faith that withholding notice is in the interest of the holders.

        After the end of each fiscal year, we will furnish to the Trustee a certificate of certain officers as to the absence of any Event of Default or Capital Security Default, specifying any such Event of Default or Capital Security Default.

Additional Amounts

        All payments made under or with respect to the Capital Securities will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or of any other jurisdiction through which such payments are made by us or on our behalf, unless required by law. If such deduction or withholding will at any time be required by the law of the United Kingdom or any such subdivision or authority or other jurisdiction, we will pay additional amounts (the "Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) paid to the holders or beneficial owners of the Capital Securities, after such deduction or withholding, will be equal to the amount to which the holders or beneficial owners of the Capital Securities would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

  •
  would not be payable or due but for the fact that the holder or beneficial owner of the Capital Securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision or jurisdiction, or otherwise has some connection or former connection with the

    United Kingdom or such political subdivision or jurisdiction other than the holding or ownership of a Capital Security, or the collection of principal or Coupon Payments (including Deferred Coupon Payments) on, or the enforcement of, a Capital Security;

  •
  would not be payable or due but for the fact that the relevant Capital Security or Coupon Payment (including a Deferred Coupon Payment) in respect of Capital Securities is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30 day period;

  •
  is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

  •
  would not have been imposed if presentation for payment of the relevant Capital Securities had been made to a paying agent in a Member State of the European Union other than the paying agent to which the presentation was made;

  •
  is imposed because of the failure to comply by the holder or the beneficial owner of the Capital Securities or the beneficial owner of any payment on such Capital Securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty:

  (a)
  to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

  (b)
  to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

  •
  is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

  •
  is imposed in respect of any combination of the above items.

        We have agreed in the indenture that at least one paying agent for the Capital Securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

        Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of or any Coupon Payments (including any Deferred Coupon Payments) on, or in respect of, any Capital Securities, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Alternative Coupon Satisfaction Mechanism

General

        We are permitted to satisfy our obligation to make any Deferred Coupon Payment only in accordance with the procedures described below, which we refer to as the "Alternative Coupon Satisfaction Mechanism", except in case of our winding up or a Definitive Suspension. Each payment made under the Alternative Coupon Satisfaction Mechanism is referred to as an "ACSM Payment."

        Our obligations to pay in accordance with the Alternative Coupon Satisfaction Mechanism will be satisfied as follows:

  •
  we may only satisfy such obligations by issuing (x) our ordinary shares or (y) Qualifying Alternative Securities, to the extent that such Qualifying Alternative Securities are permitted under the then prevailing criteria for Tier 1 Capital (as published by the FSA or any successor entity) and using the proceeds of such issuance for settlement of the Deferred Coupon Payments. Our ordinary shares and any Qualifying Alternative Securities issued, or to be issued, for the purpose of the Alternative Coupon Satisfaction Mechanism are referred to as the "ACSM Securities";

  •
  we will satisfy such obligations at any time upon the expiry of not less than 16 Business Days' notice (the "ACSM Payment Date") to such effect given by us to the Trustee and holders of the Capital Securities and in any event we will satisfy any Deferred Coupon Payments in the manner herein on the first of the following to occur: (i) redemption of the Capital Securities; (ii) variation of the terms of the Capital Securities; or (iii) exchange of the Capital Securities for Preference Shares;

  •
  we will appoint a calculation agent (if not already done so) (the "Calculation Agent") and notify the Trustee, the principal paying agent and the Calculation Agent not less than 16 Business Days prior to the relevant ACSM Payment Date that an ACSM Payment is to be satisfied on such ACSM Payment Date;

  •
  no later than ten Business Days prior to the ACSM Payment Date, the Calculation Agent will determine the number of the ACSM Securities (the "Payment ACSM Securities") which, in its judgment, have an aggregate fair market value of not less than the aggregate amount of Deferred Coupon Payments payable (after conversion from pounds sterling into U.S. dollars and after we pay any taxes, duties, costs and expenses payable by us in and associated with the issue, and placement by the Calculation Agent, of the ACSM Securities);

  •
  by or before the close of business on the seventh Business Day prior to the relevant ACSM Payment Date, we will issue (or, if so agreed between us and the Trustee, to an agent of the Trustee) the Payment ACSM Securities;

  •
  we will use our reasonable endeavors to effect the transfer or instruct our agent to effect the transfer of such Payment ACSM Securities to or to the order of the Calculation Agent as soon as practicable (subject to any necessary consents being obtained) and in any case by not later than the close of business in London on the sixth Business Day prior to the relevant ACSM Payment Date and the Calculation Agent will be required to agree in the calculation agency agreement to use reasonable endeavors to procure purchasers for such Payment ACSM Securities and give written notice to the Trustee of the transfer of Payment ACSM Securities. The Calculation Agent will further be required to agree in the calculation agency agreement (where necessary) to convert, as our agent, the proceeds of such sale into U.S. dollars at prevailing market exchange rates and to deliver such proceeds of such sale in U.S. dollars to, or hold such proceeds of such sale to the order of, the Issuer, who will pay or procure that its agent pays or will instruct the Calculation Agent to pay such proceeds as it holds in respect of the relevant payment on its due date to the principal paying agent;

  •
  if the proceeds of the sale of the Payment ACSM Securities will not, in the opinion of the Calculation Agent despite the arrangements described above, result in a sum at least equal to the relevant ACSM Payment being available to satisfy the necessary ACSM Payment in full on its due date, we and the Calculation Agent will take such steps as are reasonably necessary to ensure, so far as practicable, that through issuing additional ACSM Securities on one or more further occasions (also "Payment ACSM Securities") and allotting them in favor of the

    Calculation Agent or its agent and following, mutatis mutandis, the procedures referred to above (and exchanged into U.S. dollars), a sum as near as practicable to, and at least equal to, the relevant ACSM Payment will be available to satisfy the relevant ACSM Payment in full on its due date. If, despite the operation of the above provisions, a shortfall exists on the Business Day preceding the intended ACSM Payment Date, we will, for a period of five years from such date, continue to use all reasonable endeavors to settle any ACSM Payment in accordance with the provisions herein and may in accordance with the provisions of any calculation agency agreement, and subject to having the relevant corporate authorizations in place, continue to issue and allot the relevant number of Payment ACSM Securities until the Trustee will have received funds on behalf of us equal to the full amount of such shortfall; and

  •
  if, pursuant to the Alternative Coupon Satisfaction Mechanism, proceeds are raised in excess of the amount required to make the ACSM Payment, plus the claims for the fees, costs and expenses to be borne by us in connection with using the Alternative Coupon Satisfaction Mechanism, any remaining proceeds will be paid to us.

        If we are required to make payment of any Deferred Coupon Payments in accordance with the Alternative Coupon Satisfaction Mechanism, the proceeds from the sale of the ACSM Securities pursuant to the Alternative Coupon Satisfaction Mechanism will be paid to the investors of the Capital Securities by the Trustee or any paying agent in respect of the relevant Deferred Coupon Payment.

Certain Conditions; Sufficiency and Availability of Ordinary Shares

        Our ability to use the Alternative Coupon Satisfaction Mechanism to satisfy any Deferred Coupon Payments is subject to the following conditions:

  •
  we will not be required to issue or sell any ordinary shares, or cause them to be sold, at a price below the nominal value of our ordinary shares, currently US$0.50 per share;

  •
  we must have a sufficient number of authorized but unissued ordinary shares at the relevant issuance date(s); and

  •
  our directors must have all the necessary authority under English law to allot and issue a sufficient number of ordinary shares at the relevant issuance date(s).

        We have agreed that for so long as any Capital Securities remain outstanding we will review our ordinary share price and relevant exchange rates prior to each annual meeting of our shareholders. If we determine, as the result of any such review, that we do not have a sufficient number of authorized but unissued ordinary shares to permit us to issue at that date a number of ordinary shares equal to the amount of scheduled Coupon Payments for the next 12 months on the Capital Securities, and/or if our directors do not have the necessary authority to allot and issue such number of ordinary shares, then at the next annual shareholders' meeting, we will propose resolutions to increase the number of authorized but unissued ordinary shares and the directors' authority to allot and issue ordinary shares to the level that would enable us to issue at that date a sufficient number of ordinary shares to enable payment of scheduled Coupon Payments for the next 12 months on the Capital Securities pursuant to the Alternative Coupon Satisfaction Mechanism.

Market Disruption Event

        If a Market Disruption Event (as defined below) exists on or after the 15th Business Day preceding any date upon which we are due to satisfy a payment using the Alternative Coupon Satisfaction Mechanism, the payment to the holders of Capital Securities may be deferred until the Market Disruption Event no longer exists. Any such deferred payments will bear interest at the same rate as the principal of the Capital Securities if the Market Disruption Event continues for 20 Business Days or more from the due date for such payment.

        A market disruption deferral will not constitute a Capital Security Default; provided that if any Deferred Coupon Payment has not been paid, or an amount set aside for payment, within 20 days after the date on which any such Market Disruption Event is no longer continuing, such failure will constitute a Capital Security Default under the indenture.

Suspension

        If following any take-over offer made under the City Code on Take-overs and Mergers or any reorganization, restructuring or scheme of arrangement involving us, the company which, immediately prior to such event, was the ultimate owner of the HSBC Group (referred to as the "Ultimate Owner") ceases to be the Ultimate Owner, we will determine what amendments (if any) to the terms and conditions of the Capital Securities, the indenture and any other relevant documents are appropriate or necessary in order to replicate the Alternative Coupon Satisfaction Mechanism in the context of the capital structure of the new Ultimate Owner. Upon any such determination being reached and notified to the Trustee by us, we will, pursuant to the terms of the indenture and without the consent of the holders of the Capital Securities but subject to the consent of the new Ultimate Owner, effect any necessary consequential changes to the terms and conditions of the Capital Securities, the indenture and any other relevant documents. Any such amendments will be subject to the requirements that:

  •
  we will not be obliged to reduce our net assets;

  •
  no amendment may be proposed or made which would alter the treatment of the Capital Securities for regulatory capital and solvency purposes unless we have, if required, notified the FSA of our intention to do so and no objection has been raised by the FSA or, if required, the FSA has provided its consent thereto;

  •
  no such amendment may be made which would, in the Trustee's opinion, impose more onerous obligations on it without its consent; and

  •
  such amendments will preserve substantially the financial effect for the security holders of a holding in the Capital Securities and in particular the aggregate principal amount, coupon rate, payment dates, redemption dates, denomination and ranking of the Capital Securities.

        If, after using all reasonable endeavors, we are unable to formulate such amendments, we will so notify the previous Ultimate Owner (if not us), the new Ultimate Owner, the Trustee, any paying agent and the calculation agent of that result. We refer to the giving of such a notice by us as a "Definitive Suspension" of the Alternative Coupon Satisfaction Mechanism.

        Upon the occurrence of a Definitive Suspension, we may at our sole discretion, subject in each case to compliance with applicable regulatory requirements, including giving prior written notice thereof to the FSA and the FSA not objecting, at any time convert the Capital Securities in whole (but not in part) to another series of capital securities constituting undated cumulative subordinated notes, having the same material terms as the Capital Securities, except that such undated cumulative subordinated notes will:

  •
  be a perpetual capital security issued by us with cumulative interest payments,

  •
  rank pari passu with any other undated cumulative subordinated notes issued by us,

  •
  following conversion be redeemable upon any Special Event as modified as necessary to be applicable to a class of undated cumulative subordinated notes, and

  •
  not be subject to the Alternative Coupon Satisfaction Mechanism. Any Deferred Coupon Payments outstanding at the time of conversion will be carried over and become outstanding missed cumulative interest payments for purposes of the undated cumulative subordinated notes.

        If, following a Definitive Suspension, the FSA objects to our proposal to convert the Capital Securities into another series of capital securities constituting undated cumulative subordinated notes, then, subject to giving notice thereof to, and receiving a statement of no objection from, the FSA, we will have the option to redeem the Capital Securities in whole (but not in part) at a redemption price equal to their principal amount together with accrued and unpaid Coupon Payments and all Deferred Coupon Payments, in cash without utilizing the Alternative Coupon Satisfaction Mechanism.

Supplemental Indentures

        Without the consent of any holders of the Capital Securities, we, when authorized by or pursuant to a resolution of our board of directors, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any of the following purposes:

  •
  to add to our covenants for the benefit of the holders of the Capital Securities or to surrender any right or power herein conferred upon us,

  •
  to change or eliminate any restrictions on the payment of any principal of (or premium, if any, on) or Coupon Payment or Deferred Coupon Payment on the Capital Securities,

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Capital Securities and to add to, change or eliminate any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee,

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture; provided that such action will not adversely affect the interests of the holders of the Capital Securities in any material respect, or

  •
  to add, to change or to eliminate any provision of the indenture as will be necessary or desirable in accordance with any amendment to the Trust Indenture Act.

        With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Capital Securities affected by such supplemental indenture, we and the Trustee may enter into an indenture or supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights under the indenture of the holders of the Capital Securities; provided, however, that no such supplemental indenture will, without the consent of each holder of the Capital Securities affected thereby,

  •
  change the terms of the Capital Securities to include a stated maturity date of the principal, or change the obligation to satisfy Coupon Payments on Coupon Payment Dates or payment of Additional Amounts, or change the circumstances in which Deferred Coupon Payments may become payable, or reduce the principal amount of the Capital Securities or the rate of interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest is determined, or change any place of payment or currency in which any principal, Coupon Payment or Deferred Coupon Payment is payable, or change any redemption or repurchase rights to the detriment of any holder of the Capital Securities, or impair the right to institute suit for the enforcement of any such payment on or after the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date),

  •
  reduce the percentage of the aggregate principal amount of the outstanding Capital Securities affected thereby, the consent of whose holders is required for any such supplemental indenture,

    or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture,

  •
  change any of our obligations to maintain an office or agency in the places and for the purposes specified in the indenture,

  •
  change the terms and conditions (i) under which the Capital Securities can be varied or exchanged, or (ii) of the Preference Shares, into which such Capital Securities may be exchanged, in each case, in any manner that has a material adverse effect on the rights of any holder of such securities,

  •
  modify certain of the provisions of the indenture pertaining to the waiver by holders of the Capital Securities of defaults and the waiver by holders of the Capital Securities of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of Capital Securities or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each such Capital Security affected thereby, or

  •
  change the subordination provisions in any manner adverse to the interests of the holders of the outstanding Capital Securities.

        In addition, any amendment or variation to the terms and conditions of the Capital Securities will require the provision of at least 30 days' notice to, and receipt of a statement of no objection from, the FSA.

The Trustee

        The Bank of New York Mellon is the Trustee under the indenture.

Governing Law

        The Capital Securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the Capital Securities and the indenture will be governed by and construed in accordance with the laws of England and Wales.

Listing

        Application will be made for the Capital Securities to be admitted to listing on the New York Stock Exchange.

Definitions

        In this Description:

        "Assets" means the total amount of our non-consolidated gross assets as shown by our latest published audited balance sheet, but adjusted, for contingencies and subsequent events, and to such extent as the person or persons giving the Solvency Condition Report may determine.

        "Auditors" means our auditors for the time being or, if there are joint auditors for us, any one of such joint auditors or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the provisions of these presents, such other firm of internationally recognized accountants as may be nominated by us.

        "Business Day" means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks or foreign exchange markets are authorized or required by law, regulation or executive order to close in The City of New York or in London.

        "Capital Regulations" means at any time the regulations, requirements, guidelines and policies of the FSA (or such other successor governmental authority in the United Kingdom) relating to capital adequacy then in effect.

        "Capital Resources" has the meaning given to it by the FSA (or such other successor governmental authority in the United Kingdom) from time to time.

        "Capital Securities" has the meaning given to it in the preamble to this Description.

        "Innovative Tier 1 Capital" has the meaning given to it by the FSA (or such other successor governmental authority in the United Kingdom) from time to time.

        "Junior Securities" means our ordinary shares and any other securities or instruments issued by us or any other member of the HSBC Group ranking or expressed to rank junior to the Capital Securities either issued directly by us or, where issued by a member of the HSBC Group, where the securities or instruments benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank junior to the Capital Securities. As of June 16 2010, there are no outstanding Junior Securities other than our ordinary shares.

        "Liabilities" means the total amount of the non-consolidated gross liabilities as shown by our latest published audited balance sheet, but adjusted, for contingencies and subsequent events, and to such extent as the person or persons giving the Solvency Condition Report may determine.

        "Market Disruption Event" means (i) the occurrence or existence of any material suspension of, or limitation imposed on trading or on settlement procedures for, transactions in our ordinary shares or Qualifying Alternative Securities, as the case may be, through the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for our ordinary shares or Qualifying Alternative Securities); or (ii) in our reasonable opinion there has been a substantial deterioration in the price and/or value of our ordinary shares or Qualifying Alternative Securities, or circumstances are such as to prevent or to a material extent restrict the issue or delivery of ordinary shares or Qualifying Alternative Securities, as the case may be, to be issued in accordance with the Alternative Coupon Satisfaction Mechanism; or (iii) where monies are required to be converted from one currency upon issue of the ACSM Securities into another currency for payment of Deferred Coupon Payments, the occurrence of any event that makes it impracticable to effect such conversion.

        "Non-Innovative Tier 1 Capital" means Tier 1 Capital which does not comprise Innovative Tier 1 Capital.

        "Officer's Certificate" means a certificate signed by our authorized officer and delivered to the Trustee.

        "Parity Guarantees" means the guarantees provided by us in respect of (i) the 8.03% Non-cumulative Step-up Perpetual Preferred Securities issued by HSBC Capital Funding (Euro 1) LP, (ii) the 9.547% (Series 1) and the 10.176% (Series 2) Non-cumulative Step-up Perpetual Preferred Securities issued by HSBC Capital Funding (Dollar 1) LP, (iii) the 4.61% Non-cumulative Step-up Perpetual Preferred Securities issued by HSBC Capital Funding (Dollar 2) LP, (iv) the 5.3687% Non-cumulative Step-up Perpetual Preferred Securities issued by HSBC Capital Funding (Euro 2) LP, and (v) the 5.13% Non-cumulative Step-up Perpetual Preferred Securities issued by HSBC Capital Funding (Euro 3) LP.

        "Parity Securities" means any of our securities, instruments or other obligations (including any guarantees or similar support undertakings provided by us in respect of such securities or instruments) that constitute our Tier 1 Capital on a consolidated basis and are not expressed to rank senior or junior to the Capital Securities.

        "Qualifying Alternative Securities" means securities or instruments issued by us which comply with the requirements for Tier 1 Capital and qualify for at least the same stage of capital as the Capital Securities.

        "Qualifying Securities" means securities or instruments issued or guaranteed by us that comply with the following requirements:

  (i)
  such securities or instruments have the same material terms as the terms of the Capital Securities;

  (ii)
  such securities or instruments are listed on the New York Stock Exchange;

  (iii)
  at the time of issue, payments made by us in respect of such Qualifying Securities can be made free from any withholding tax imposed by any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer or collect any such tax;

  (iv)
  such securities or instruments will comply with the then current requirements of the FSA in relation to Capital Resources; and

  (v)
  such securities or instruments will preserve any existing rights under this description to any Deferred Coupon Payment or any other accrued interest which has not been satisfied, except that such securities need not include the Alternative Coupon Satisfaction Mechanism (or a similar provision).

        Notwithstanding anything to the contrary set forth above, the Qualifying Securities may be issued with terms more favorable to the holders thereof than the terms of the Capital Securities.

        "Senior Creditors" means our creditors (a) who are our unsubordinated creditors, (b) whose claims are, or are expressed to be, subordinated (whether only in the event of our winding up or administration or otherwise) to the claims of our depositors and other unsubordinated creditors but not further or otherwise, or (c) whose claims are, or are expressed to be, subordinated to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of Capital Securities.

        "Solvent" means, in relation to us, that we (a) are able to pay our debts as they fall due, and (b) our Assets exceed our Liabilities (other than our Liabilities to persons in respect of the Subordinated Indebtedness).

        "Subordinated Indebtedness" means any of our liabilities however arising for the payment of money, the right to payment of which by us by the terms thereof is, or is expressed to be, subordinated in the event of our winding up to the claims of all or any of our creditors.

        "Tier 1 Capital" has the meaning given to it by the FSA (or such other successor governmental authority in the United Kingdom) from time to time.

TAXATION

        This section discusses the material US federal income tax and UK tax consequences of an investment in the Capital Securities by certain beneficial holders thereof. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters discussed in the section entitled "Taxation" in the attached prospectus. This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject.

        The statements regarding US and UK tax laws and administrative practices set forth below are based on the laws in force on the date of this prospectus supplement. These laws and practices are subject to change without notice, possibly on a retroactive basis. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

US Federal Income Taxation

        The following summary describes certain US federal income tax considerations with respect to the acquisition, ownership and disposition of Capital Securities by a US Holder (as defined below). The summary deals only with US Holders that purchase Capital Securities at their issue price as part of the initial offering and that hold such Capital Securities as capital assets. It does not purport to be a comprehensive description of all tax considerations that may be relevant to any particular investor. The Issuer has assumed that US Holders are familiar with the tax rules applicable to investments in securities generally and with any special rules to which they may be subject. This summary does not address considerations that may be relevant to investors subject to special tax rules, such as dealers in securities or currencies, certain financial institutions, tax-exempt entities, life insurance companies, persons liable for alternative minimum tax, persons holding Capital Securities as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or investors whose functional currency is not the US dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in US federal income tax consequences different from those discussed below.

        Persons considering the purchase, ownership or disposition of Capital Securities should consult their own tax advisors concerning the US federal income tax consequences in light of their particular situations including the effect of any state, local or other national laws.

        As used herein, a "US Holder" of a Capital Security means a beneficial owner that is, for US federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision thereof, or any other person that is subject to US federal income tax on a net income basis in respect of its investment in the Capital Securities.

US Tax Status; Payments of Interest

        The Capital Securities will be treated as equity of the Issuer for US federal income tax purposes. In accordance with their treatment as dividends for US federal income tax purposes, payments of interest on the Capital Securities generally will be includible in a US Holder's income on the date of receipt without regard to the US Holder's method of tax accounting. Interest payments on the Capital Securities generally will constitute foreign-source income for foreign tax credit purposes and will not be eligible for the dividends-received deduction available to domestic corporations.

        Subject to certain exceptions for short-term and hedged positions, the dividends received by certain non-corporate US Holders before January 1, 2011 will be subject to taxation at a maximum rate of 15% if the dividends are "qualified dividends." Interest received with respect to the Capital Securities will be qualified dividends if (i) either (A) the Issuer is eligible for the benefits of a comprehensive income tax treaty with the United States that the Internal Revenue Service (the "IRS") has approved for purposes of the qualified dividend rules, or (B) the Capital Securities are readily tradable on an established securities market in the United States, and (ii) the Issuer was not, in the year prior to the year in which the interest payment was made, and is not, in the year in which the interest payment is made, a passive foreign investment company ("PFIC"). The Issuer expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the United Kingdom (which has been approved by the IRS for the purposes of the qualified dividend rules), and the Issuer expects the Capital Securities to be readily tradable on the New York Stock Exchange. Based on the Issuer's audited financial statements and relevant market data, the Issuer believes that it was not a PFIC for US federal income tax purposes with respect to its 2009 taxable year. In addition, based on its audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market data, the Issuer does not anticipate becoming a PFIC for its 2010 taxable year, and the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, the Issuer expects that the dividends received by non-corporate US Holders before January 1, 2011 will generally be subject to taxation at a maximum rate of 15%. Interest received after 2010 by a non-corporate US Holder will be taxed at ordinary income tax rates, unless new legislation is enacted that would allow non-corporate US Holders to continue to benefit from reduced tax rates with respect to qualified dividends.

Sale, Exchange or Retirement

        Upon the sale, exchange or other taxable disposition of Capital Securities, a US Holder generally will recognize US-source gain or loss in an amount equal to the difference between the amount realized on the sale and the US Holder's tax basis in such Capital Securities. Such gain or loss will generally be long-term capital gain or loss if the US Holder has held the Capital Securities for more than one year. Net long-term capital gain recognized by certain non-corporate US Holders will generally be subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

        In accordance with the treatment of the Capital Securities as equity for US federal income tax purposes, US Holders generally will not be required to account separately for accrued interest realized upon a sale, exchange, or retirement of the Capital Securities, and instead will treat amounts received in respect of accrued interest as part of the amount realized for purposes of determining gain or loss realized upon the sale, exchange, or retirement.

Conversion, Redemption or Repurchase

        The conversion of Capital Securities into Preference Shares (or other instruments that qualify as Non-Innovative Tier 1 Capital) pursuant to the Exchange Option described above will not be treated as a taxable exchange for US Holders. US Holders should consult the "Taxation" section in the accompanying prospectus for a general discussion of the US federal income tax consequences of holding Preference Shares or American Depositary Shares that represent such Preference Shares.

        Our redemption or repurchase of a Capital Security will constitute a taxable transaction as a result of which a US Holder generally will recognize capital gain or loss for US federal income tax purposes (assuming that such holder does not own, and is not deemed to own, any other equity interest in us) in an amount equal to the difference between the redemption or repurchase price and the US Holder's tax basis in the Capital Securities redeemed. Similarly, a repurchase of a Capital Security by one of our subsidiaries will be treated as a taxable exchange as a consequence of which a US Holder generally will recognize capital gain or loss. US Holders are advised to consult their own tax advisers regarding the US federal income tax consequences of a redemption or repurchase of Capital Securities.

Information Reporting and Backup Withholding

        Payments in respect of the Capital Securities that are paid within the United States or through certain US-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the US Holder (i) is an exempt recipient, or (ii) in the case of backup withholding, provides a taxpayer identification number and certifies that it has not lost its exemption from backup withholding. Holders of Capital Securities that are not US Holders generally are not subject to information reporting or backup withholding; however, any such holder may be required to provide a certification to establish its non-US status in connection with payments received within the United States or from certain US-related payors. The amount of backup withholding from a payment to you will be allowed as a credit against your US federal income tax liability and may entitle you to a refund provided the required information is timely furnished to the IRS.

UK Taxation

        This section discusses the material UK tax consequences of an investment in Capital Securities by Eligible US Holders. It applies only to Eligible US Holders that beneficially hold Capital Securities as capital assets and does not address the tax treatment of investors that are subject to special rules. An "Eligible US Holder" is an investor that, at all material times: (i) qualifies for benefits under the income and capital gains tax convention between the United States and the United Kingdom that was signed on July 24, 2001 (and amended by a Protocol signed on July 19, 2002) (the "Treaty"); (ii) is a resident of the United States for the purposes of the Treaty; and (iii) is not (and has not been in the previous five tax years) resident or ordinarily resident in the United Kingdom for UK tax purposes.

        Coupon Payments on Capital Securities.    Coupon Payments will be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to "quoted Eurobonds" provided that the Capital Securities are listed and continue to be listed on a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange is currently recognised for these purposes.

        In other cases, and in particular if the Capital Securities are not listed on a "recognised stock exchange", Coupon Payments would be paid after deduction of UK income tax at the rate, currently, of 20 per cent, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from Coupon Payments to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a Coupon Payment whereupon HM Revenue & Customs ("HMRC") may, if it accepts the claim, authorise subsequent payments to be made to you without withholding or deduction for or on account of UK income tax. Claims for repayment must be made within five years from the 31st of January next following the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the Coupon Payment was made. A year of assessment runs from the 6th of April in one calendar year to the 5th of April in the following calendar year.

        Coupon Payments on the Capital Securities will constitute UK source income for UK tax purposes and, as such, remain subject to UK tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. Furthermore, Capital Securities acquired by individual investors, with accrued interest, may also be subject to special rules under the UK regime relating to "accrued income profits", formerly known as the "accrued income scheme". However, Coupon Payments with a UK source that are paid without deduction or withholding for or on account of UK income tax will not be chargeable to UK tax in the hands of an Eligible US Holder (other than certain trustees) if that holder does not carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency (in the case of an individual holder) or a UK permanent establishment (in the case of a corporate holder) in connection with which the Coupon Payment is received or to which its holding of Capital Securities is attributable. The "accrued income profits" regime will not apply to an Eligible US Holder who is an individual if that holder does not carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency. Furthermore, there are exemptions from UK tax for interest received by non-UK residents through certain categories of agent (such as some brokers and investment managers).

        Disposal of Capital Securities (including Redemption).    You as an Eligible US Holder will not be liable to UK tax in relation to any profits or gains realised on the sale or other disposal or redemption of Capital Securities unless you carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency (in the case of an individual holder) or a UK permanent establishment (in the case of a corporate holder) and such Capital Securities are or have been used or acquired for the purpose of such trade, profession or vocation, or such branch or agency or permanent establishment.

        Exchange or Variation of Capital Securities.    Neither the issuance of Preference Shares on the exercise of our right to exchange Capital Securities, nor the variation of the terms of the Capital Securities upon the occurrence of a Special Event, should have any UK tax consequences for you as an Eligible US Holder unless you carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency (in the case of an individual holder) or a UK permanent establishment (in the case of a corporate holder) and your Capital Securities are or have been used or acquired for the purpose of such trade, profession or vocation, or such branch or agency or permanent establishment.

        Dividends on the Preference Shares.    We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on the Preference Shares.

        Dividend payments on the Preference Shares will constitute UK source income for UK tax purposes and, as such, remain subject to UK tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividend payments with a UK source that are paid without deduction or withholding for or on account of UK income tax will not be chargeable to UK tax in the hands of an Eligible US Holder (other than certain trustees) if that holder does not carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency (in the case of an individual holder) or a UK permanent establishment (in the case of a corporate holder) in connection with which the dividend payment is received or to which its holding of Preference Shares is attributable. Furthermore, there are exemptions from UK tax for dividends received by non-UK residents through certain categories of agent (such as some brokers and investment managers).

        Disposal of Preference Shares (including Redemption).    You as an Eligible US Holder will not be liable to UK tax in relation to any profits or gains realised on the sale or other disposal or redemption of Preference Shares unless you carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency (in the case of an individual holder) or a UK permanent establishment (in the case of a corporate holder) and such Preference Shares are or have been used or acquired for the purpose of such trade, profession or vocation, or such branch or agency or permanent establishment.

        UK Stamp Taxes.    No UK stamp duty or stamp duty reserve tax ("SDRT") will be payable by holders upon the issue or transfer of the Capital Securities by us to DTC or a nominee for DTC and holders will not be liable to stamp duty or SDRT on agreements to transfer Capital Securities whilst the Capital Securities remain held within DTC.

        No UK stamp duty or SDRT will be payable by holders on a redemption of the Capital Securities.

        If we exercise our right to exchange the Capital Securities for Preference Shares, we will deposit or procure the deposit of the Preference Shares with a depositary or a nominee for a depositary. It is possible that a UK stamp duty or SDRT charge may arise upon such deposit of Preference Shares and we have undertaken that we will pay any such duty or charge.

        No UK stamp duty will need to be paid in respect of a transfer of a registered ADR provided that the instrument of transfer is executed and retained outside the United Kingdom and no SDRT will be payable in respect of an agreement to transfer a registered ADR, whilst the Preference Shares remain held by the depositary or a nominee for the depositary.

        EU Savings Directive.    Under European Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. The current rate of withholding is 20% and it will be increased to 35% with effect from July 1, 2011.

        The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to payments of interest and other similar income.

        A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to, or collected by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, one of those territories.

        A proposal for amendments to the Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisers.

        Other Provision of Information.    Persons in the United Kingdom paying interest to or receiving interest on behalf of another person who is an individual may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

        UK Inheritance Tax.    Capital Securities or Preference Shares held by an individual whose domicile is determined to be the United States for purposes of the Estate Tax Treaty (as that term is defined in the attached prospectus) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual's death or on a lifetime transfer of the Capital Securities or Preference Shares except in certain cases where the Capital Securities or Preference Shares (i) are comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) are part of the business property of a UK permanent establishment of an enterprise, or (iii) pertain to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the Capital Securities or Preference Shares are subject both to UK inheritance tax and to US federal estate or gift tax.

CERTAIN ERISA CONSIDERATIONS

        This disclosure was written in connection with the promotion and marketing of the Capital Securities by us and the underwriters and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code of 1986, as amended (the "Code"). Prospective purchasers of the Capital Securities should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations.

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary that proposes to cause a Plan to purchase the Capital Securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

        Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing the Capital Securities to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

        Each purchaser of the Capital Securities will be deemed to have represented and agreed either: (A) the purchaser is not and is not acting on behalf of (i) a Plan subject to ERISA or (ii) a non-U.S., governmental or church plan subject to Similar Laws; or (B) the purchaser's purchase of the Capital Securities either (i) is not a prohibited transaction under ERISA or the Code and are otherwise permissible under all applicable Similar Laws or (ii) is entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more available statutory, class or individual prohibited transaction exemptions and are otherwise permissible under all applicable Similar Laws.

PLAN OF DISTRIBUTION

        The underwriters named below have severally agreed, subject to the terms and conditions of the Purchase Agreement with us, dated the date of this prospectus supplement, to purchase the principal amount of Capital Securities set forth below opposite their respective names. The underwriters are committed to purchase all of such Capital Securities if any are purchased.

Underwriter	Principal Amount of Capital Securities
HSBC Securities (USA) Inc.	$503,200,000
Citigroup Global Markets Inc.	$503,200,000
Morgan Stanley & Co. Incorporated	$503,200,000
UBS Securities LLC	$503,200,000
Wells Fargo Securities, LLC	$503,200,000
RBC Capital Markets Corporation	$170,000,000
BNP Paribas Securities Corp.	$51,000,000
Credit Suisse Securities (USA) LLC	$51,000,000
Goldman, Sachs & Co.	$51,000,000
J.P. Morgan Securities Inc.	$51,000,000
RBS Securities Inc.	$51,000,000
Ameriprise Financial Services, Inc.	$17,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$17,000,000
BMO Capital Markets Corp.	$17,000,000
CIBC World Markets Corp.	$17,000,000
Comerica Securities, Inc.	$17,000,000
Commerz Markets LLC	$17,000,000
Credit Agricole Securities (USA) Inc.	$17,000,000
ING Financial Markets LLC	$17,000,000
Janney Montgomery Scott LLC	$17,000,000
Lloyds TSB Bank plc.	$17,000,000
Mesirow Financial Inc.	$17,000,000
Morgan Keegan & Company, Inc.	$17,000,000
Oppenheimer & Co. Inc.	$17,000,000
Pershing LLC	$17,000,000
Raymond James & Associates, Inc.	$17,000,000
Robert W. Baird & Co. Incorporated	$17,000,000
Santander Investment Securities Inc.	$17,000,000
Scotia Capital (USA) Inc.	$17,000,000
William Blair & Company, LLC	$17,000,000
B.C. Ziegler and Co.	$8,500,000
Blaylock Robert Van, LLC	$8,500,000
Cabrera Capital Markets, LLC	$8,500,000
CastleOak Securities, L.P.	$8,500,000
City Securities Corporation	$8,500,000
D. A. Davidson & Co.	$8,500,000
Davenport & Company LLC	$8,500,000
Fidelity Capital Markets, A Division of National Financial Services LLC	$8,500,000
JJB Hilliard, WL Lyons, LLC	$8,500,000
Jackson Securities, LLC	$8,500,000
KeyBanc Capital Markets Inc.	$8,500,000
Lebenthal & Co., LLC	$8,500,000

Underwriter	Principal Amount of Capital Securities
Samuel A. Ramirez & Company, Inc.	$8,500,000
Sterne, Agee & Leach, Inc.	$8,500,000
The Williams Capital Group, L.P.	$8,500,000
Wedbush Securities Inc.	$8,500,000

Total	$3,400,000,000

        The underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession not in excess of $0.50 per Capital Security; provided, however, that such concession for sales to certain institutions will not be in excess of $0.30 per Capital Security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per Capital Security to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The purchase agreement provides that the obligations of the underwriters to purchase the Capital Securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Capital Securities sold pursuant to the purchase agreement if any of the Capital Securities are sold. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

        Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the extent that such underwriters intend to effect any sales of the Capital Securities in the United States, such underwriters will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

        The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Capital Securities:

Securities and Exchange Commission registration fee	$270,940
Printing expenses	$5,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$45,000
Indentures' Trustees' fees and expenses	$15,000

Total	$410,940

Selling Restrictions

        The Capital Securities are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Capital Securities are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Capital Securities, other than in the United States.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of Capital Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Capital Securities in, from or otherwise involving the United Kingdom.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any Capital Securities may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Capital Securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of HSBC Securities (USA) Inc. for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Capital Securities shall result in a requirement for the publication by HSBC Holdings plc or any of the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this section, the expression an "offer to the public" in relation to any Capital Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Capital Securities to be offered so as to enable an investor to decide to purchase any Capital Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Capital Securities or has in its possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the Capital Securities, in all cases at its own expense.

Japan

        The Capital Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the Financial Instruments and Exchange Act). Accordingly, each underwriter has represented and agreed, and each further underwriter appointed will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Capital Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Hong Kong

        The Capital Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Capital Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Capital Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Capital Securities may not be circulated or distributed, nor may the Capital Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Capital Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Capital Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Dubai International Financial Centre

        This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Capital Securities which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Capital Securities offered should conduct their own due diligence on the Capital Securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

Listing

        Application will be made to list the Capital Securities offered hereby on the New York Stock Exchange. The Capital Securities are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Capital Securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Capital Securities and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Capital Securities or that an active public market for the Capital Securities will develop. If an active public trading market for the Capital Securities does not develop, the market price and liquidity of the Capital Securities may be adversely affected.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

        In connection with the offering made hereby, the underwriters may purchase and sell the Capital Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Capital Securities than they are required to purchase from us. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Capital Securities. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Capital Securities sold in the offering may be reclaimed by the underwriters if such Capital Securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Capital Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Conflict of Interest

        HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings plc, and, as such, the offering is being conducted in compliance with the NASD Rule 2720, as administered by the FINRA.

        HSBC Securities (USA) Inc. has no obligation to make a market in the Capital Securities and, if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities

(USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Capital Securities. Although other broker-dealers may make a market in the Capital Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

        It is expected that the delivery of the Capital Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capital Securities on the date hereof and the following business day will be required, by virtue of the fact that the Capital Securities will settle in T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market Making Resales by Affiliates

        This prospectus supplement together with the attached prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Capital Securities in market- making transaction at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the Capital Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the attached prospectus for this purpose. Neither HSBC Securities (USA) Inc, nor any other of our affiliates has an obligation to make a market in the Capital Securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

        We do not expect to receive any proceeds from market-making transactions.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        In connection with any purchase of a security from HSBC Securities (USA) Inc. or another of our affiliates, you may assume that you are purchasing your security in a market-making transaction unless we or our agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale.

 LEGAL OPINIONS

        Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and English solicitors and by Shearman & Sterling (London) LLP, London, England, US counsel and English solicitors for the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our consolidated financial statements as at December 31, 2009 and December 31, 2008 and for each of the three years ended December 31, 2009, 2008 and 2007, and management's assessment of the effectiveness of the internal control over financial reporting as of 31 December 2009 appearing in our annual report on Form 20-F for the year ended December 31, 2009 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the method of accounting for certain financial assets in the year ended 31 December 2008 following the adoption of "Reclassification of Financial Assets (Amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures)."

Prospectus

HSBC Holdings plc

Subordinated Debt Securities
Senior Debt Securities and
Non-cumulative Dollar-denominated
Preference Shares
American Depositary Shares

        HSBC Holdings plc may offer the following securities for sale through this prospectus:

  •
  subordinated debt securities;

  •
  senior debt securities; and

  •
  non-cumulative dollar-denominated preference shares of $0.01 nominal value each. The dollar preference shares will be represented by American depositary shares.

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        This prospectus may not be used to consummate sales of debt securities or preference shares unless accompanied by a prospectus supplement.

        Investing in the securities involves certain risks. See "Risk Factors" beginning on page 4 to read about certain risk factors you should consider before investing in the securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is April 16, 2010.

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        This prospectus has been prepared on the basis that all offers of securities made pursuant to it will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area ("EEA"), from the requirement to produce a prospectus for offers of notes. Accordingly any person making or intending to make any offer within the EEA of securities pursuant to this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

        In connection with any issue of securities through this prospectus, a stabilising manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilising manager or any agent of his to do this. Such stabilising, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us."

        As used in this prospectus and in any prospectus supplement, the terms "HSBC Holdings" "we," "us" and "our" refer to HSBC Holdings plc, and the terms "HSBC Group" and "HSBC" mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term "IFRSs" means International Financial Reporting Standards.

        In this prospectus and any prospectus supplement, all references to (i) "US dollars," "US$," "dollars" or "$" are to the lawful currency of the United States of America, (ii) "euro" or "€" are to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) "sterling," "pounds sterling" or "£" are to the lawful currency of the United Kingdom, (iv) "Hong Kong dollars" or "HK$" are to the lawful currency of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong SAR"), (v) "BRL" is to the lawful currency of the Federative Republic of Brazil, and (vi) "CAD" is to the lawful currency of Canada.

 PRESENTATION OF FINANCIAL INFORMATION

        Our consolidated Group financial statements and the separate financial statements of HSBC have been prepared in accordance with International Financial Reporting Standards ("IFRSs"), as endorsed by the European Union ("EU"). EU-endorsed IFRSs may differ from IFRSs as issued by the International Accounting Standards Board ("IASB"), if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At December 31, 2009, there were no unendorsed standards effective for the year ended December 31, 2009 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC's financial statements for the year ended December 31, 2009 are prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our reporting currency because the US dollar and currencies linked to it form the major currency bloc in which we transact our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT
AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend of the particular facts of the case in effect at the time.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC's internet site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

  •
  Annual Report on Form 20-F, as amended, for the year ended December 31, 2009;

  •
  any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

  •
  any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), until we sell all of the securities that may be offered through this prospectus.

        You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

  Group Company Secretary
  HSBC Holdings plc
  8 Canada Square
  London E14 5HQ
  England
  Tel: 011 (44-20) 7991-8888

  c/o HSBC Bank USA, National Association
  452 Fifth Avenue
  New York, New York, 10018
  Attn: Regional Compliance Officer
  Tel: (212) 525-5000

        We will provide to the trustee referred to under "Description of Subordinated Debt Securities" and the depositary referred to under "Description of Preference Share ADSs" our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports which will include unaudited interim consolidated financial information prepared under IFRSs as issued by the IASB. The trustee and the depositary, as appropriate, shall make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

        HSBC is one of the largest banking and financial services organisations in the world, with a market capitalisation of US$199 billion at December 31, 2009. As at December 31, 2009, we had total assets of US$2,364 billion and total shareholders' equity of US$128 billion. For the year ended December 31, 2009, our operating profit was US$5,298 million on total operating income of US$78,631 million. We are a strongly capitalised banking group with a total capital ratio of 13.7% and a tier 1 capital ratio of 10.8% as at December 31, 2009.

        Through its subsidiaries and associates, HSBC provides a comprehensive range of banking and related financial services. Headquartered in London, HSBC operates through long-established businesses and has an international network of some 8,000 offices in 88 countries and territories in six geographical regions: Europe; Hong Kong; Rest of Asia-Pacific; the Middle East; North America and Latin America. Within these regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Services are delivered primarily by domestic banks, typically with large retail deposit bases, and by consumer finance operations. Taken together, the five largest customers of HSBC do not account for more than one percent of HSBC's income.

RISK FACTORS

        You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC's Business

        You should read "Challenges and Uncertainties" on pages 12 to 18 in the Annual Report on Form 20-F, as amended, for the year ended December 31, 2009, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to HSBC's business.

USE OF PROCEEDS

        Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities to support the development of HSBC and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALISATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

        The following table shows the consolidated unaudited capitalisation, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at 31 December 2009:

			Issued and fully paid
			US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	8,705

		Preference shares (of nominal value US$0.01 each)
US$	1,450 m	6.20% non-cumulative dollar preference shares, Series A—aggregate redemption price	1,450

Carrying amount
US$m
Other Equity Instruments
US$	2,200 m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133

			Carrying amount
			US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750 m	Undated floating rate primary capital notes	750
US$	500 m	Undated floating rate primary capital notes	500
US$	400 m	Primary capital undated floating rate notes	407
US$	400 m	Primary capital undated floating rate notes (second series)	404
US$	400 m	Primary capital undated floating rate notes (third series)	400
US$	300 m	Undated floating rate primary capital notes, Series 3	300
		Other undated subordinated liabilities less than US$200m	24

			2,785

		Subordinated Loan Capital of HSBC Holdings plc
	€1,750 m	6% subordinated notes 2019	2,835
US$	2,500 m	6.5% subordinated notes 2037	2,659
	€1,600 m	6.25% subordinated notes 2018	2,306
US$	2,000 m	6.5% subordinated notes 2036	2,052
	€1,000 m	5.375% subordinated notes 2012	1,549
	£900 m	6.375% callable subordinated notes 2017	1,517
US$	1,400 m	5.25% subordinated notes 2012	1,488
US$	1,500 m	6.8% subordinated notes 2038	1,484
	£750 m	7% subordinated notes 2038	1,267
	£650 m	6.75% subordinated notes 2028	1,043
	€700 m	3.625% callable subordinated notes 2020	1,005
	£650 m	5.75% subordinated notes 2027	1,000
US$	750 m	Callable subordinated floating rate notes 2016	750
US$	750 m	Callable subordinated floating rate notes 2015	750
US$	488 m	7.625% subordinated notes 2032	587

			Carrying amount
			US$m
	£250 m	9.875% subordinated bonds 2018	496
US$	222 m	7.35% subordinated notes 2032	260

			23,048

		Subordinated Loan Capital of Subsidiary Undertakings
	€1,400 m	5.3687% non-cumulative step-up perpetual preferred securities*	1,804
US$	1,350 m	9.547% non-cumulative step-up perpetual preferred securities, Series 1*	1,339
	€800 m	Callable subordinated floating rate notes 2016	1,152
	£700 m	5.844% non-cumulative step-up perpetual preferred securities	1,136
US$	1,250 m	4.61% non-cumulative step-up perpetual preferred securities*	1,077
US$	1,000 m	4.625% subordinated notes 2014	1,002
US$	1,000 m	5.911% trust preferred securities 2035	993
	£600 m	4.75% subordinated notes 2046	961
	€750 m	5.13% non-cumulative step-up perpetual preferred securities*	960
US$	1,000 m	5.875% subordinated notes 2034	950
	€600 m	4.25% callable subordinated notes 2016	904
US$	900 m	10.176% non-cumulative step-up perpetual preferred securities, Series 2*	900
	€600 m	8.03% non-cumulative step-up perpetual preferred securities*	862
	£500 m	8.208% non-cumulative step-up perpetual preferred securities*	806
	£500 m	4.75% callable subordinated notes 2020	785
	£500 m	5.375% subordinated notes 2033	776
US$	750 m	5.625% subordinated notes 2035	712
US$	700 m	7% subordinated notes 2039	688
	€500 m	Callable subordinated floating rate notes 2020	639
	£350 m	Callable subordinated variable coupon notes 2017	608
	£350 m	5% callable subordinated notes 2023	550
	£350 m	5.375% callable subordinated step-up notes 2030	531
US$	500 m	6.00% subordinated notes 2017	521
	£300 m	6.5% subordinated notes 2023	483
US$	450 m	Callable subordinated floating rate notes 2016	449
	£300 m	5.862% non-cumulative step-up perpetual preferred securities	412
CAD	400 m	4.80% subordinated notes 2022	382
	£225 m	6.25% subordinated notes 2041	363
US$	300 m	6.95% subordinated notes 2011	321
US$	300 m	7.65% subordinated notes 2025	312
US$	300 m	Callable subordinated floating rate notes 2017	299
BRL	500 m	Subordinated certificate of deposit 2016	287
US$	250 m	Non-convertible subordinated obligations 2019	247
BRL	383 m	Subordinated certificate of deposit 2015	220
US$	250 m	7.20% subordinated notes 2097	213
US$	200 m	7.808% capital securities 2026	200
US$	200 m	8.38% capital securities 2027	200
CAD	200 m	4.94% subordinated debentures 2021	190
		Other subordinated liabilities less than US$200m	3,844

			29,078

		Minority Interests
US$	575 m	6.36% non-cumulative preferred stock, Series B	559
US$	518 m	Floating rate non-cumulative preferred stock, Series F	518

			Carrying amount
			US$m
US$	374 m	Floating rate non-cumulative preferred stock, Series G	374
US$	374 m	6.5% non-cumulative preferred stock, Series H	374
CAD	250 m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	238
		Other preference shares issued by subsidiary undertakings less than US$200m	634

			2,697

		Carrying amount
		US$m
	Senior indebtedness of HSBC Holdings plc
€1,250 m	Fixed Rate Notes 2014	1,791
£650 m	Fixed Rate Notes 2024	1,048

		2,839

Notes:

(1)
The aggregate redemption price of the US$1,450 million 6.2% non-cumulative dollar preference shares is included within share premium.

(2)
HSBC Holdings plc has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities is the only exchangeable bond issued by HSBC Holdings plc.

(3)
Reserves include share premium, retained earnings, available for sale reserve, cash flow hedging reserve, foreign exchange, share based payment and merger reserve.

(4)
On 13 January 2010, HSBC Holdings plc paid its third interim dividend for 2009 of US$0.08 per ordinary share. Ordinary shares with a value of US$160 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(5)
On 11 February 2010, HSBC Holdings gave notice to holders of its US$750 million callable subordinated floating rate notes due 2015 that it will call and redeem the notes at par on 16 March 2010.

(6)
Since 31 December 2009, 2,027,618 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(7)
The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the "Amendment to IAS39: The Fair Value Option". As a result, US$24,433 million of the subordinated loan capital above is designated at fair value.

(8)
The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300 million 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the Group, comprising HSBC Holdings plc and its subsidiary undertakings.

(9)
As at 31 December 2009, HSBC Holdings plc and its subsidiary undertakings had other indebtedness of US$2,171,041 million (including deposits by banks of US$124,872 million, customer accounts of US$1,159,034 million, trading liabilities of US$268,130 million, debt securities in issue of US$146,896 million, derivatives of US$247,646 million and other liabilities of US$224,463 million) and contingent liabilities and contractual commitments of US$631,609 million (comprising contingent liabilities of US$73,559 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$548,792 million, and other commitments of US$9,258 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings plc or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc's subsidiary undertakings since 31 December 2009.

The following exchange rates as at 31 December 2009 have been used in the table above:
US$1.00 = Hong Kong dollars 7.7544; €1.00 = US$1.441; £1.00 = US$1.62255; US$1.00 = Canadian dollars 1.05085.

DESCRIPTION OF DEBT SECURITIES

        Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

        The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

        The debt securities will be our direct and unsecured obligations. The debt securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise.

        Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

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  whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

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  the title and series of such debt securities;

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  the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

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  the issue date or dates and the maturity date or dates, if any;

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  the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

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  any optional redemption terms;

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  whether such debt securities, if dated, are to be issued as discount securities and the terms and conditions of any such discount securities;

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  the place or places where any principal, premium or interest in respect of debt securities of the series shall be payable;

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  whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities), or a solvency condition;

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  whether there are any other conditions to which payments with respect to such debt securities are subject;

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  provisions, if any, for the discharge and defeasance of such dated debt securities;

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  the form in which such debt securities are to be issued;

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  if other than in authorised denominations, the denominations in which such debt securities will be issuable;

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  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

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  the currency in which such debt securities are to be denominated;

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  the currency in which payments on such debt securities will be made;

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  if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

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  whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

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  any restrictive covenants provided for with respect to such debt securities;

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  any other events of default;

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  provisions, if any, for the exchange or conversion of such debt securities; and

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  any other terms of the series.

        Dated debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

        Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

        General.    Unless otherwise indicated in the applicable prospectus supplement, debt securities of a series will be issued only as a global security in bearer form and will be payable only in US dollars and title to this global security will pass by delivery. The form of the debt securities is described below, and references in this description to debt securities shall be to debt securities of such series, and references to the global security and book-entry debt securities will be to the related global security and related book-entry debt securities.

        The global security will be deposited on issue with a book-entry depositary, as appointed from time to time, which will hold the global security for the benefit of The Depository Trust Company or its nominee ("DTC") and its participants pursuant to the terms of a debt security deposit agreement among us, the book-entry depositary and the holders and beneficial owners from time to time of book-entry debt securities. Pursuant to the debt security deposit agreement, the book-entry depositary will issue one or more certificateless depositary interests which together will represent a 100 percent interest in the underlying global security. These book-entry debt securities will be issued to DTC, which will operate a book-entry system for the book-entry debt securities.

        Ownership of interests in the book-entry debt securities will be limited to persons that have accounts with DTC or persons that hold interests through such DTC participants. Ownership of book-entry debt securities will be shown on, and the transfer of such book-entry debt securities will be effected only through, records maintained by DTC and its participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability of such purchasers to own, transfer or pledge book-entry debt securities or interests therein.

        As long as the book-entry depositary is the holder of the global security, the book-entry depositary or its nominee will be considered the sole holder of such global security for all purposes under the relevant indenture. Accordingly, each person owning an interest in a book-entry debt security must rely on the procedures of the book-entry depositary and DTC and on the procedures of the DTC Participant through which such person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the Deposit Agreement. See "—Action by Holders of Debt Securities."

        DTC has advised us that: DTC is a limited-purpose trust company organised under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerised book-entry changes in participants' accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organisations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. ("FINRA"). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Payments on the Global Debt Security.    Payments of any amounts in respect of the global security will be made through a paying agent to the book-entry depositary. The book-entry depositary will pay this amount to DTC, which will distribute such payments to its Participants. All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under "Additional Amounts," such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of book-entry debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or book-entry debt securities, as the case may be, if such deduction or withholding had not been made. DTC, upon receipt of any such payment, will immediately credit participants' accounts with payments in amounts proportionate to their respective ownership of book-entry debt securities, as shown on the records of DTC. We expect that payments by participants to owners of book-entry debt securities held through such participants will be governed by standing customer instructions and customary practices and will be the responsibility of such participants.

        None of us, the trustee, the book-entry depositary or any their agents will have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of a participant's ownership of interests in the book-entry debt securities or for maintaining, supervising or reviewing any records relating to a participant's interests in book-entry debt securities.

        Redemption.    In the event the global security (or any portion thereof) is redeemed, the book-entry depositary will redeem, from the amount received by it in respect of the redemption of the global security, an equal amount of the book-entry debt securities. The redemption price payable in connection with the redemption of book-entry debt securities will be equal to the amount received by the book-entry depositary in connection with the redemption of the global security (or any part of a global security).

        Action by Holders of Debt Securities.    We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a book-entry debt security desires to give or take any action that a holder is entitled to give or take under the relevant indenture or the owner of a book-entry debt security is entitled to give or take under the deposit agreement, DTC would authorise the participants owning the relevant book-entry debt securities to give or take such action, and such participants would authorise indirect participants to give or take such action or would otherwise act upon the instructions of owners holding through them.

        As soon as practicable after receipt by the book-entry depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of debt securities, the book-entry depositary will mail to DTC a notice containing:

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  such information as is contained in the notice received from us;

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  a statement that at the close of business on a specified record date DTC will be entitled, subject to the provisions of or governing the relevant book-entry debt securities or debt securities, to instruct the book-entry depositary as to the consent, waiver or other action, if any, pertaining to the debt securities; and

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  a statement as to the manner in which such instructions may be given.

Upon the written request of DTC, the book-entry depositary shall endeavour to take such action regarding the requested consent, waiver or other action in respect of the debt securities in accordance with any instructions set forth in such request. DTC is expected to follow the procedures described above with respect to soliciting instructions from its participants. The book-entry depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the debt security deposit agreement, the DTC agreement or the indenture.

        Reports.    The book-entry depositary will as promptly as practicable send to DTC a copy of any notices, reports and other communications received by it as holder of the debt securities from us or the trustee.

        Amendment and Termination.    The debt security deposit agreement may be amended by agreement between us and the book-entry depositary and the consent of DTC or the owners of book-entry debt securities shall not be required in connection with any amendment to the debt security deposit agreement:

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  to cure any ambiguity, omission, defect or inconsistency in the debt security deposit agreement;

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  to add to our covenants and agreements or those of the book-entry depositary;

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  to evidence or effect the assignment of the book-entry depositary's rights and duties to a qualified successor;

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  to comply with the US Securities Act of 1933, as amended, the Exchange Act, the US Investment Company Act of 1940, as amended, the Trust Indenture Act of 1940 or any other applicable law, rule or regulation; and

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  to modify, alter, amend or supplement the debt security deposit agreement in any other manner that is not adverse to DTC or the beneficial owners of book-entry debt securities.

No amendment that adversely affects DTC may be made to the debt security deposit agreement without the consent of DTC.

        If we issue definitive debt securities in exchange for the entire global security, the book-entry depositary will surrender the global security against receipt of the definitive debt securities, distribute the definitive debt securities to the persons and in the amounts as specified by DTC and the debt security deposit agreement will terminate with respect to such series of debt securities. The debt security deposit agreement may also be terminated upon the resignation of the book-entry depositary if no successor has been appointed within 90 days as set forth under "—Resignation of Book-Entry Depositary" below. Any definitive debt securities will be issued in accordance with the provisions described under "—Definitive Debt Securities" below.

        Resignation of Book-Entry Depositary.    The book-entry depositary may at any time resign. If a successor depositary is appointed in accordance with the debt security deposit agreement, upon our request or request of the successor, the retiring book-entry depositary must, subject to certain conditions, deliver the global security to that successor. If no such successor has so agreed within 90 days, the book-entry depositary may petition court for the appointment of a successor unless definitive debt securities have been issued in accordance with the relevant indenture, DTC or the depositary.

        Settlement.    Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The book-entry debt securities will settle in DTC's Same-Day Funds Settlement System.

        Definitive Debt Securities.    Owners of interests in the book-entry debt securities or debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies the book-entry depositary or the book-entry depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the book-entry debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a "clearing agency" registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by the book-entry depositary within 90 days or (2) an Event of Default has occurred and is continuing and the registrar has received a request from the book-entry depositary or DTC, as the case may be or (3) the applicable prospective supplement provides otherwise with respect to a particular series. Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will not be issued in bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities shall be registered in the name or names of such person or persons as the book-entry depositary shall notify the trustee based on the instructions of DTC.

Payments

        Any payments of interest and, in the case of dated debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

        Dated Subordinated Debt Securities.    Unless otherwise provided in a prospectus supplement relating to any series of dated subordinated debt securities, and subject also to the following paragraph, if we do not make a payment with respect to any dated subordinated debt securities on any relevant payment date, our obligation to make such payment will be deferred until (and the payment will not be due and payable until):

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  in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital; and

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  in the case of a payment of principal, the first business day after the date that falls six months after the original payment date.

        Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or take any other action. Each payment so deferred will accrue interest at the rate prevailing in accordance with the terms of such series of dated subordinated debt securities immediately before the original payment date for such payment. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not an event of default has occurred) until the relevant deferred date. The term "business day" means, with respect to any particular series of debt securities, except as may otherwise be provided in the prospectus supplement relating to such series of debt securities, a weekday that is not a day on which banking institutions are authorised or obligated by law or executive order to close in any jurisdiction in which payments with respect to such series are payable.

        Undated Subordinated Debt Securities.    We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable Payment Date, together with any other unpaid payments, will, so long as they remain unpaid, constitute "missed payments" and will accumulate until paid. Missed payments will not bear interest.

        Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days' notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

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  the date fixed for any redemption of such undated subordinated debt securities; and

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  the commencement of our winding up in England.

        If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

        If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

        Computation of Interest.    Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Subordinated Debt Securities

        The subordinated debt securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the subordinated debt securities as described below under "—Subordination."

        The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or an effective resolution is validly adopted by our shareholders for our winding up. See "—Defaults and Events of Default" below.

        Subordination; Dated Subordinated Debt Securities.    The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated debt securities). The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities are subject, are governed by English law.

        Holders of dated subordinated debt securities and the trustee, by their acceptance of the dated subordinated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

        Subordination; Undated Subordinated Debt Securities.    The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities are subject, are governed by English law. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in us; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

        Holders of undated subordinated debt securities and the trustee, by their acceptance of the undated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

        Defaults and Events of Default.    Unless otherwise provided in a prospectus supplement, with respect to subordinated debt securities of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

        Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to dated debt securities of a series if:

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  any instalment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

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  all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days;

provided that, if we do not pay any instalment of interest on the pertinent interest payment date or all or any part of principal at maturity, the obligation to make such payment and such interest payment date or maturity, as the case may be, shall be deferred until: (i) in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or to take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a default has occurred) until the relevant deferred date.

        Unless otherwise provided in a prospectus supplement with respect to any series of debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to undated debt securities of a series if:

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  any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

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  all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of such undated subordinated debt securities is not paid when due and such failure continues for 7 business days.

        If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which a solvency condition as set out in the relevant prospectus supplement is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

        Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities shall not be a default in respect of such debt securities if such payment is withheld or refused:

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  in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

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  in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

        After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default, or a default under the relevant indenture, as the case may be, specifying any such default.

        No remedy against us other than as specifically provided by the relevant indenture shall be available to the trustee or the holders of subordinated debt securities or coupons whether for the recovery of amounts owing in respect of such subordinated debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such subordinated debt securities or coupons or otherwise, and no holder of any subordinated debt security will have any right to institute any proceeding with respect to the relevant indenture, the subordinated debt securities or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount (or, in the case of an index-linked subordinated debt security, the face amount) of the outstanding subordinated debt securities of such series shall have made written request to the trustee to institute such proceedings as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of such series direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days.

        Subject to the provisions of the relevant indenture relating to the duties of the trustee, in case an event of default or default shall occur and be continuing with respect to the subordinated debt securities of a series, the trustee will be under no obligation to any of the holders of the subordinated debt securities of such series, including without limitation to take any of the actions referred to above, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated debt securities of such series.

        The dated subordinated indenture and the undated subordinated indenture provide that the trustee will, within 90 days after the occurrence of an event of default or default with respect to the subordinated debt securities of a series, give to the holders of the affected subordinated debt securities notice of such event of default or default, unless such event of default or default shall have been cured or waived, provided that, the trustee will be protected in withholding such notice if it reasonably determines that the withholding of such notice is in the interest of such holders.

        Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to any subordinated debt securities.

Senior Debt Securities

        The senior debt securities will be our direct unsecured obligations and ranking on a parity with our other senior indebtedness. Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities.

        The maturity of the senior debt securities will be subject to acceleration only as specified under "—Event of Default" below.

        Defaults and Event of Default.    Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it shall be a default with respect to senior debt securities of a series if:

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  if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up;

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  failure to pay principal or premium, if any, on any series of senior debt security at maturity, and such default continues for a period of 30 days, or

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  failure to pay any interest on any series of senior debt security when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding senior debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Additional Amounts

        Unless otherwise specified in the prospectus supplement with respect to the debt securities of any series all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the debt securities or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the debt securities or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

  •
  would not be payable or due but for the fact that the holder or beneficial owner of the debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and related deferred payments and missed payments on, or the enforcement of, a debt security; or

  •
  would not be payable or due but for the fact that the relevant debt security or coupon or other means of payment of interest or related deferred payments or missed payments in respect of debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

  •
  is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

  •
  would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

  •
  is imposed because of the failure to comply by the holder or the beneficial owner of the debt securities or the beneficial owner of any payment on such debt securities with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

  (a)
  to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

  (b)
  to make any declaration or other similar claim to satisfy any information or reporting requirement,

    if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

  •
  is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

  •
  is imposed in respect any combination of the above items.

        We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

        References in this prospectus to principal of (and premium, if any, on) and interest on debt securities shall be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

        In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

  (a)
  in making payment under such debt securities in respect of principal (or premium, if any), interest or related deferred payment or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under "—Additional Amounts" above as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

  (b)
  the payment of interest in respect of such debt securities would be treated as a "distribution" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

        Any redemption of the undated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

        We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the Financial Services Authority, (the "FSA") at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the FSA.

Modification and Waiver

        Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any instalment of interest or additional amounts payable on, any dated debt security or change the terms of any undated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated debt security;

  •
  reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

  •
  change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

  •
  except as permitted by the relevant indenture, change our obligation to pay additional amounts;

  •
  reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

  •
  change the place of payment or currency in which any payment of the principal (any premium, if any), any interest or any related deferred payment or missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

  •
  change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

  •
  change the terms and conditions of the preference shares or conversion securities into which undated debt securities may be convertible;

  •
  change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

  •
  change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

  •
  modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any deferred payment or missed payment or the rate of interest on any of the foregoing.

        The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any instalment of interest or related deferred payment or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it.

        In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the FSA.

Consolidation, Merger and Sale of Assets

        We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

  •
  any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

  •
  certain other conditions are satisfied.

Assumption of Obligations

        With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided, that:

  •
  the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we shall, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity's obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed "—Additional Amounts" above, references to such successor entity's country of organisation will be added to the references to the United Kingdom);

  •
  the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed "—Additional Amounts" above (provided, however, that for these purposes such successor entity's country of organisation will be substituted for the references to the United Kingdom); and

  •
  immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series shall have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

        If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, we shall have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated, or all debt securities of such series not theretofore delivered to the trustee for cancellation which have or will become due and payable in accordance with their terms within one year or are to be, or have been, called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in either case, we shall have irrevocably deposited with the trustee, in trust:

  •
  cash in US dollars in an amount; or

  •
  US government obligations which through the payment of interest thereon and principal thereof will provide not later than the due date of any payment, cash in US dollars in an amount; or

  •
  any combination of the foregoing,

sufficient to pay all the principal of (and premium, if any), and interest on, the debt securities of such series in accordance with the terms of the dated debt securities of such series and all other amounts payable by us under the relevant indenture. Any defeasance will be subject to the consent of the FSA if required.

        The indenture for the dated debt securities also provides that we need not comply with certain covenants ("covenant defeasance") of such indenture with respect to dated debt securities of a series if:

  •
  we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, or (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognised firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated debt securities of such series in accordance with the terms of such dated debt securities of such series;

  •
  no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated debt securities of such series shall have occurred and be continuing on the date of such deposit;

  •
  we deliver to the trustee an officer's certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

  •
  certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the FSA if required.

Conversion

        Dated debt securities.    The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such dated debt securities.

        Undated debt securities.    Except as otherwise specified in the prospectus supplement relating to a particular series of debt securities, we will have the option to convert, in whole but not in part, the undated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Concerning the Trustee

        Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event that an event of default or default occurs (and is not cured or waived), the trustee will be required to exercise its power with the degree of care and skill of a prudent person in the conduct of such person's own affairs.

Governing Law

        Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See "—Subordination."

Jurisdiction; Consent to Service

        We have consented to the jurisdiction of the courts of the State of New York and the US courts located in the City of New York with respect to any action that may be brought in connection with the indentures or the debt securities of any series and have appointed HSBC Bank USA, N.A. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

        The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares, or preference share ADSs, of a corresponding series will be summarised in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the "Articles of Association") and any resolutions adopted by our board of directors or one of its authorised committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

        Under our Articles of Association, our board of directors or a committee authorised by it can authorise the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in our Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

        The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in US dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share's nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share's issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

        The dollar preference shares of any series will initially be issued in bearer form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See "Description of Preference Share ADSs."

        The holder can transfer title to dollar preference shares of any series in registered form only by transfer and registration on the register for the dollar preference shares of the relevant series. Dollar preference shares of any series in registered form cannot be exchanged, in whole or in part, for dollar preference shares of the series in bearer form. The registration of transfer of dollar preference shares of any series can be made only on the register for the dollar preference shares of the series kept by the registrar at its office in the United Kingdom. See "Registrar and Paying Agent" below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See "Taxation—UK Taxation—Stamp Taxes." Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

        The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarised below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to his particular series of shares, including:

  •
  the designation of the dollar preference shares of the series and number of shares offered in the form of preference share ADSs;

  •
  the liquidation value per share of the dollar preference shares of the series;

  •
  the price at which the dollar preference shares of the series will be issued;

  •
  the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

  •
  any redemption provisions; and

  •
  any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of the series.

Dividends

        The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

        The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our Board of Directors. Our Board of Directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

  •
  payment of the dividend would cause us not to meet applicable capital adequacy requirements of the FSA; or

  •
  the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

        Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors' opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realised profits less our accumulated, realised losses.

        The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualising the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

        Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of the series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of the series are paid for any future dividend period.

        We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see "Description of Preference Share ADSs—Share Dividends and Other Distributions."

        If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of the series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series.

        Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

        If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in US dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of the series are not paid in full, the holders of the dollar preference shares of the series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of the series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

        Subject to the Companies Act 1985 and Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of the series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of the particular series. In respect of each dollar preference share redeemed, we shall pay in US dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

        If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

  •
  the redemption date;

  •
  the particular dollar preference shares to be redeemed;

  •
  the redemption price; and

  •
  the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

        The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

        We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 1985, the Companies Act 2006 and US federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing FSA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the FSA.

Voting Rights

        The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

        If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full the dividends on the dollar preference shares.

        Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person shall have one vote and on a poll each holder of dollar preference shares present in person or by proxy shall have one vote per share.

        In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading "Variation of Rights."

Variation of Rights

        The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

        The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

        An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

        We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

        The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

        HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary's Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

        The following is a summary of the material provisions of the deposit agreement relating to HSBC's preference share ADRs, or the preference share ADRs deposit agreement, between us, The Bank of New York Mellon, as the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts, or ADRs, issued under that agreement. References in this section to ADSs shall refer to preference share ADSs.

        This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement and our Articles of Association are available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary's principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

        The Bank of New York Mellon will deliver American Depositary Shares, or ADSs, evidenced by ADRs. Each ADS will represent ownership interests in one dollar preference share and the rights attributable to one dollar preference share that we will deposit with the custodian, which is currently The Bank of New York Mellon. Each ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to holders of ADSs.

        As The Bank of New York Mellon will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights of a shareholder, through The Bank of New York Mellon. A preference share ADRs deposit agreement among us, The Bank of New York Mellon and you, as an ADS holder, sets out the obligations of The Bank of New York Mellon. New York law governs the preference share ADRs deposit agreement and the ADRs evidencing the ADSs.

        You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

        The Bank of New York Mellon will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

  •
  Cash.    The Bank of New York Mellon will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in US dollars, into US dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer US dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows The Bank of New York Mellon to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.    The Bank of New York Mellon will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that The Bank of New York Mellon make this distribution and if we furnish The Bank of New York Mellon promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The Bank of New York Mellon will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York Mellon does not distribute additional cash or ADSs, each ADS will also represent the new shares.

  •
  Rights to Purchase Additional Shares.    If we offer holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York Mellon may take actions necessary to make these rights available to you. We must first instruct The Bank of New York Mellon to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York Mellon determines that it is practical to sell the rights, The Bank of New York Mellon may sell the rights and allocate the net proceeds to holders' accounts. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

        If The Bank of New York Mellon makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York Mellon will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay The Bank of New York Mellon the exercise price and any charges the rights require you to pay.

        US securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

  •
  Other Distributions.    The Bank of New York Mellon will send to you anything else we distribute on deposited securities by any means The Bank of New York Mellon thinks is equitable and practical. If, in the depositary's opinion, it cannot make the distribution in that way, The Bank of New York Mellon may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

        The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

        The Bank of New York Mellon will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The Bank of New York Mellon will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York Mellon of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by The Bank of New York Mellon, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How do ADS holders cancel an ADS and obtain dollar preference shares?

        You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York Mellon. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York Mellon may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York Mellon.

        Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

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  temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

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  the payment of fees, taxes and similar charges;

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  compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

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  any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

        If we exercise our right to redeem the dollar preference shares of a particular series, The Bank of New York Mellon will deliver for redemption dollar preference shares that have been deposited with The Bank of New York Mellon and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent The Bank of New York Mellon receives them, it shall distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and shall deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

        Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, The Bank of New York Mellon will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

        If you are an ADS holder on a record date fixed by The Bank of New York Mellon, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask The Bank of New York Mellon to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

        If we ask for your instructions, The Bank of New York Mellon, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

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  include all information included with the meeting notice sent by us to The Bank of New York Mellon;

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  include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

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  explain how you may instruct The Bank of New York Mellon to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

        For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified in the instructions. The Bank of New York Mellon will try, to the extent practical, subject to applicable law and the provisions of our Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The Bank of New York Mellon will only vote, or attempt to vote, as you instruct.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York Mellon to vote your dollar preference shares. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Inspection of Transfer Books

        The Bank of New York Mellon will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

        The Bank of New York Mellon will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by The Bank of New York Mellon as the holder of the deposited securities and are generally available to our shareholders. At our written request, The Bank of New York Mellon will also send copies of reports, notices and communications to you.

Fees and Expenses

        The Bank of New York Mellon, as depositary, will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:	ADS holders must pay:
• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof
• each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	• $5.00 or less per 100 ADSs or portion thereof

•       transfer and registration of shares on our share register from your name to the name of The Bank of New York Mellon or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares

• registration or transfer fees
• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited
• conversion of foreign currency to US dollars	• expenses of The Bank of New York Mellon
• cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	• expenses of The Bank of New York Mellon
• servicing of dollar preference shares of any series or other deposited securities	• expenses of The Bank of New York Mellon
• as necessary

•       taxes and governmental charges which The Bank of New York Mellon or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York Mellon may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalisations and Mergers

        If we:

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  change the par or nominal value of any of the dollar preference shares;

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  reclassify, split or consolidate any of the dollar preference shares;

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  distribute securities on any of the dollar preference shares that are not distributed to you; or

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  recapitalise, reorganise, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by The Bank of New York Mellon will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The Bank of New York Mellon may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How may the preference share ADRs deposit agreement be amended?

        We may agree with The Bank of New York Mellon to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective thirty days after The Bank of New York Mellon notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How may the preference share ADRs deposit agreement be terminated?

        The Bank of New York Mellon will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The Bank of New York Mellon may also terminate the agreement after notifying you if The Bank of New York Mellon informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

        If any ADSs remain outstanding after termination, The Bank of New York Mellon will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

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  collect dividends and distributions on the deposited securities;

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  sell rights and other property offered to holders of deposited securities; and

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  deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

        At any time after one year after termination of the preference share ADRs deposit agreement, The Bank of New York Mellon may sell any remaining deposited securities by public or private sale. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York Mellon's only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York Mellon.

        Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of The Bank of New York Mellon by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

        The preference share ADRs deposit agreement expressly limits our obligations and the obligations of The Bank of New York Mellon. It also limits our liability and the liability of The Bank of New York Mellon. We and The Bank of New York Mellon:

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  are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

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  are not liable if either of them is prevented or delayed by law, any provision of our Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

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  are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

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  have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction;

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  may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information; and

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  are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

        In the preference share ADRs deposit agreement, we and The Bank of New York Mellon agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

        Before The Bank of New York Mellon will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, The Bank of New York Mellon may require:

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  payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of The Bank of New York Mellon;

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  production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

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  compliance with regulations which The Bank of New York Mellon may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

        The Bank of New York Mellon may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of The Bank of New York Mellon are closed or at any time if The Bank of New York Mellon or we think it advisable to do so.

Pre-Release of ADSs

        In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, The Bank of New York Mellon may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The Bank of New York Mellon may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive ADSs instead of the dollar preference shares to close out a pre-release. The Bank of New York Mellon may pre-release ADSs only under the following conditions:

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  before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

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  the pre-release must be fully collateralised with cash or collateral The Bank of New York Mellon considers appropriate; and

  •
  The Bank of New York Mellon must be able to close out the pre-release on not more than five business days' notice.

        The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

        The preference share ADRs deposit agreement is governed by the law of the State of New York, without regard to conflicts of law principles.

TAXATION

        This section discusses certain US federal income tax and UK tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof. This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the "Treaty") and are a resident of the United States for the purposes of the Treaty and are not resident or ordinarily resident in the United Kingdom for UK tax purposes at any material time (an "Eligible US Holder"). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

        You generally will be entitled to benefits under the Treaty if you are:

  •
  the beneficial owner of the dollar preference shares, preference share ADSs or debt securities, as applicable, and of any dividends or interest that you receive;

  •
  an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

  •
  not also a resident of the United Kingdom for UK tax purposes.

        If you hold dollar preference shares, preference share ADSs or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to dollar preference shares, preference share ADSs or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

        This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs or debt securities as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10 percent or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold dollar preference shares, preference share ADSs or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and persons whose functional currency is not the US dollar. This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one or any combination of these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security.

        The statements regarding US and UK tax laws and administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of dollar preference shares, preference share ADSs or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

        For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the "Code"), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realisation of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities

Payments of Interest

        References to "interest" in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

        Payments of interest on a debt security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to "quoted Eurobonds" provided that the debt securities are listed and continue to be listed on a "recognised stock exchange" within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange and the London Stock Exchange are currently recognised for these purposes. Debt Securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance provisions corresponding to those generally applicable in countries in the European Economic Area.

        In other cases, interest would be paid after deduction of UK income tax at the rate of 20 percent, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs ("HMRC") may, if it accepts the claim, authorise subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within five years from the 31st January next following the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from 6th April in one calendar year to 5th April in the following calendar year.

        Payments of interest on a debt security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Provision of Information

        Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual or a partnership containing individuals or (ii) paying amounts due on redemption of any debt securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual or a partnership containing individuals, may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in accordance with guidance published by HMRC in relation to the 2010-11 tax year, the payments contemplated in (ii) above should not be treated as falling within the scope of the requirement. There is no guarantee that equivalent guidance will be issued in respect of future years.

Disposal (including redemption)

        As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realised on the sale or other disposal or redemption or conversion of a debt security.

Taxation of Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

        We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on dollar preference shares and preference share ADSs representing them.

        Payments of dividends on dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

        As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realised on the disposal (including redemption) of a dollar preference share or preference share ADS.

EU Savings Directive

        Under Council Directive 2003/48/EC on the taxation of savings income (the "Savings Directive"), each member state of the European Union (each, a "Member State") is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg have (unless during such period they elect otherwise) instead opted to apply a withholding system in relation to such payments. The current rate of withholding is 20% and it will be increased to 35% with effect from 1 July 2011. The transitional period is to terminate following agreement by certain non-EU countries to the exchange of information relating to such payments.

        A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in, or certain limited types of entity established in, a Member State.

        A proposal for amendments to the Savings Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisers.

Stamp Taxes

        Debt Securities.    The UK stamp duty and stamp duty reserve tax treatment of debt securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities will summarise the applicable UK stamp duty and stamp duty reserve tax treatment.

        Dollar Preference Shares and Preference Share ADSs.    UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of respectively transfers of or agreements to transfer the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

        Whether any UK stamp duty or stamp duty reserve tax will be payable on the issue of dollar preference shares to the custodian or depositary will depend upon the terms relating to the particular series of shares and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of shares will summarise the applicable UK stamp duty and stamp duty reserve tax treatment of such an issue.

        In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

        A dollar preference share, preference share ADS or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the "Estate Tax Treaty") and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual's death or on a lifetime transfer of the dollar preference share, preference share ADS or debt security except in certain cases where the dollar preference share, preference share ADS or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the dollar preference share, preference share ADS or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

        The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

        You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

        In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realise if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

        If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognise foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

        Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortised premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not result in taxable gain or loss for an Eligible US Holder.

        Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognise gain or loss equal to the difference between the amount realised on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realised generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realised by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

        If you are an accrual basis taxpayer the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognise on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

        Notwithstanding the foregoing, any gain or loss that you recognise on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss ("exchange gain or loss") is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

        If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have "original issue discount" equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as "discount securities." The "issue price" of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices.

        In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

  (i)
  multiplying the "adjusted issue price" (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

  (ii)
  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of a discount security that is a floating rate debt security, both the "annual yield to maturity" and the "qualified stated interest" will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) The "adjusted issue price" of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The "annual yield to maturity" of a dated debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

        In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

  (i)
  calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

  (ii)
  translating the foreign currency amount so derived at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

        Alternatively, you may translate the foreign currency amount so derived at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) provided that you have made the election described under "Payments of Interest" above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognise a different amount of original issue discount income in each accrual period than you would be required to recognise if you were the holder of a similar discount security denominated in US dollars. Also, as described above, exchange gain or loss will be recognised when the original issue discount is paid or when you dispose of the discount security.

        If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisors with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

        The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. This discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will generally be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

        If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends will be treated as foreign source income. If you receive dividend payments denominated in pounds sterling, you should determine the amount of your dividend income by converting pounds sterling into US dollars at the exchange rate in effect on the date of your (or the depositary's, in the case of preference share ADSs) receipt of the dividend.

        Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see "—US Tax Characterization of Undated Subordinated Securities") received by a non-corporate Eligible US Holder in respect of the dollar preference shares or preference share ADSs before January 1, 2011 will be subject to US taxation at a maximum rate of 15% if the dividends are "qualified dividends." The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a "PFIC"). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2009 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future.

Sale, Exchange or Retirement

        You will generally recognise capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realised (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in that instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realised by an individual holder generally is subject to taxation at reduced rates. A holder's ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

        Dividends, interest and proceeds from the sale or other disposition of dollar preferred shares, preference share ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder's US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

        We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

        If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

        Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter, dealer or agent in connection with an offering of securities will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

  (a)
  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

  (b)
  at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (c)
  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (d)
  at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

        HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, or "FINRA", regarding a FINRA member firm's distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of the HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

        In compliance with FINRA guidelines the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Market-Making Resales

        This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

        The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

        HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

        In this prospectus or any accompanying prospectus supplement, the terms "this offering" means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

 LEGAL OPINIONS

        Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our consolidated financial statements as at December 31, 2009 and December 31, 2008 and for each of the three years ended December 31, 2009, 2008 and 2007, and management's assessment of the effectiveness of the internal control over financial reporting as of 31 December 2009 appearing in our annual report on Form 20-F for the year ended December 31, 2009 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the method of accounting for certain financial assets in the year ended 31 December 2008 following the adoption of "Reclassification of Financial Assets (Amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures)."

        No dealer, salesperson or any other person has been authorised to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorised by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorised or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS	1
PRESENTATION OF FINANCIAL INFORMATION	2
LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS	2
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	2
HSBC	3
RISK FACTORS	4
USE OF PROCEEDS	5
CONSOLIDATED CAPITALISATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC	6
DESCRIPTION OF SUBORDINATED DEBT SECURITIES	9
DESCRIPTION OF DOLLAR PREFERENCE SHARES	25
DESCRIPTION OF PREFERENCE SHARE ADSs	31
TAXATION	39
PLAN OF DISTRIBUTION	48
LEGAL OPINIONS	51
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51

THE ISSUER

HSBC Holdings plc
8 Canada Square
London E14 5HQ
United Kingdom

REGISTRAR AND PAYING AGENT

HSBC Bank USA, N.A.
452 Fifth Avenue
New York, NY 10018

LEGAL ADVISORS

To HSBC Holdings plc as to US and English law:	To the underwriters as to US and English law:
Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH United Kingdom	Shearman & Sterling (London) LLP Broadgate West 9 Appold Street London EC2A 2AP United Kingdom

HSBC

$3,400,000,000

HSBC HOLDINGS PLC

8.00% Perpetual Subordinated Capital Securities
Exchangeable at the Issuer's Option into
Non-Cumulative Dollar Preference Shares, Series 2

Prospectus    Supplement

HSBC
Citi
Morgan Stanley
UBS Investment Bank
Wells Fargo Securities

RBC Capital Markets

BNP PARIBAS
Credit Suisse
Goldman, Sachs & Co.
J.P. Morgan
RBS

Prospectus Supplement dated June 17, 2010